Exhibit 10.4

DEED OF LEASE

by and between

PETULA ASSOCIATES, LTD.

(“Landlord”)

and

GOVERNMENT TECHNOLOGY SERVICES, INC.

(“Tenant”)

dated

December 10, 1997

11/13/97

TABLE OF CONTENTS

1.	DEMISE

2.	TERM

3.	RENT

4.	PERMITTED USE

5.	EXPENSES

6.	ADDITIONAL RENT

7.	SORTING AND SEPARATION OF REFUSE AND TRASH

8.	HAZARDOUS SUBSTANCES

9.	INSURANCE

10.	DAMAGE OR DESTRUCTION

11.	INDEMNIFICATION

12.	ASSIGNMENT AND SUBLETTING

13.	CARE OF PREMISES

14.	ALTERATION BY TENANT

15.	CONDEMNATION

16.	SUBORDINATION

17.	ACCESS TO PREMISES

18.	RULES AND REGULATIONS

19.	COVENANTS OF RIGHT TO LEASE

20.	MECHANICS LIENS

21.	EXPIRATION OF LEASE AND SURRENDER OF POSSESSION

22.	DEFAULT-REMEDIES

23.	RE-ENTRY BY LANDLORD

24.	ADDITIONAL RIGHTS TO LANDLORD

25.	SUCCESSORS, ASSIGNS AND LIABILITY

26.	NOTICES

21.	MORTGAGEE’S APPROVAL

28.	ESTOPPEL CERTIFICATES

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29.	DEFAULT RATE OF INTEREST

30.	EXCULPATORY PROVISIONS

31.	MORTGAGEE PROTECTION

32.	RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS

33.	LAWS THAT GOVERN

34.	FINANCIAL STATEMENTS

35.	PARKING

36.	SIGNAGE

37.	RECORDATION

38.	FORCE MAJEURE

39.	LANDLORD’S LIEN

40.	BROKERS

41.	CONFIDENTIALITY

42	LEASE/DEED OP LEASE

43	RIGHT OF FIRST OFFER

44.	MISCELLANEOUS

45.	ROOF-TOP EQUIPMENT

EXHIBIT	A	-	Land

EXHIBIT	B	-	Work Agreement

EXHIBIT	B-1	-	Current Site Plan

EXHIBIT	B-2	-	Form of Environmental Certification

EXHIBIT	B-3	-	Current Specification

EXHIBIT	C	-	Declaration of Lease Commencement

EXHIBIT	D	-	Rules and Regulations

EXHIBIT	E	-	Avion® Signage Program

EXHIBIT	F	-	License Agreement

EXHIBIT	F-1	-	Location of License Area

EXHIBIT	F-2	-	Intentionally Deleted

EXHIBIT	F-3	-	Minimum Equipment Requirements

EXHIBIT	F-4	-	Contractor Insurance Requirements

EXHIBIT	G	-	Non-Disturbance Agreement

ii

DEED OF LEASE

THIS DEED OF LEASE (“Lease”) is made this 10th day of December, 1997, by and between PETULA ASSOCIATES, LTD., whose address for the purpose of this Lease shall be 711 High Street, Des Moines, Iowa 50392-1370, Attn: CRE Equities/Mid-Atlantic Team, hereinafter referred to as “Landlord”, and GOVERNMENT TECHNOLOGY SERVICES, INC., hereinafter referred to as “Tenant”.

IT IS AGREED AS FOLLOWS:

1.             DEMISE.

Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the premises consisting of the Improvements to be constructed upon the land (“Land”) described on Exhibit A attached hereto and made a part hereof and any selected parking located on the Land which Tenant is entitled to utilize pursuant to Section 35 hereof (the Improvements, together with the portion of the Land on which the Improvements and any related parking are located, is herein referred to as the “Premises” or the “Property”).

Improvements.  The Improvements (also referred to in Exhibit B as the “Base Building Work”) shall mean the building to be constructed on the Land in accordance with the Work Agreement attached hereto as Exhibit B, to contain approximately one hundred thousand five hundred (100,500) rentable square feet as defined by the Building Owners and Managers Association International’s Standard Method for Measuring Floor Area in Office Buildings dated June 7, 1996, as approved by the American National Standards Institute, Inc. (ANSI/BOMA Z65.1-1996) (the “BOMA method”).  Upon substantial completion of the Improvements, the rentable area of the Improvements shall be determined in accordance with the BOMA method by the Architect (as herein defined).  The rentable area of the Improvements as so determined shall be controlling for purposes of establishing the Rent hereunder.

2.             TERM.

(A)          Initial Term

(1)                                  The term of this Lease (“Lease Term”) shall, subject to Section 2(C) hereof and Section 10(c) of Exhibit B hereto, be for a period of 120 months, commencing on the date of Substantial Completion of the Improvements and the Tenant Work (all as more fully set forth in Exhibit B) (“Commencement Date”) and ending at 11:59 p.m. on the day (“Expiration Date”) immediately preceding the tenth (10th) anniversary of the Commencement Date; provided that, if the Commencement Date is a day other than the first (1st) day of a calendar month, the Expiration Date shall be the last day of the month in which the tenth (10th) anniversary of the Commencement Date shall occur.  Except as provided below, Tenant shall not be obligated to pay Rent until possession of the Premises is tendered to Tenant with the Improvements and the Tenant Work therein Substantially Complete.  If the Commencement Date is a date other than the first day of the month,

Rent for the month in which the Commencement Date occurs shall be prorated on a daily basis.

(2)                                  If Tenant occupies the Premises prior to the Commencement Date, other than for purposes of installation of telephones, cabling, special equipment, trade fixtures and furniture in accordance with Section 12(a) of Exhibit B, such occupancy shall be subject to all provisions hereof and shall not advance the last day of the Lease Term, and Tenant shall pay Rent for such period at the initial monthly rate set forth below.

(3)                                  If Landlord is delayed in Substantially Completing the Landlord’s Work (as defined in Exhibit B) or in tendering possession of the Premises with the Landlord’s Work therein Substantially Complete, in whole or part, by a Tenant Delay, Rent and Additional Rent shall, nonetheless, commence on that date on which the Improvements and the Tenant Work would have been Substantially Completed but for the Tenant Delay (e.g., if there are two (2) days of Tenant Delay and the Premises are tendered to Tenant with the Improvements and the Tenant Work Substantially Complete on December 15, Rent and Additional Rent shall accrue from December 13th).

(4)                                  Subject to the terms of the last sentence of this Section 2(a)(4), notwithstanding anything herein contained to the contrary, if construction of the Improvements has not commenced on or before the Commencement Deadline, Tenant shall have the right to terminate this Lease by written notice (“Tenant’s Commencement Termination Notice”) delivered to Landlord not earlier than the Commencement Deadline and not later than ten (10) calendar days after the Commencement Deadline (but in all events not later than commencement of construction of the Improvements), in which event (i) this Lease shall cease and terminate without payment to Tenant of any penalty, compensation or any portion of the Allowance (as herein defined), and without reimbursement of any costs, damages, expenses or fees suffered or incurred by or on behalf of Tenant, as if the date on which.  Tenant’s Commencement Termination Notice is delivered to Landlord was the Expiration Date, and (ii) Landlord shall return to Tenant any Security Deposit and any prepaid Rent.  As used herein, the term “Commencement Deadline” shall mean August 1, 1998 [subject to a day-for-day extension for each day of delay attributable to Tenant Delays, which Commencement Deadline shall not be subject to delay for “Force Majeure” (as defined in Section 36 below)]; provided that, if Tenant fails to timely terminate this Lease pursuant to this Section 2(A)(4), then for purposes of Section 2(A)(5), the term “Commencement Deadline” shall mean the date on which the Permit (as defined in Exhibit B) is issued by Fairfax County.  Despite the foregoing, in the event that the “Construction Lender” (as defined in Section 16(B)(3) below) has foreclosed upon the Property or has accepted a deed in lieu of foreclosure, and, subject to the provisions of Section 38 below, is diligently pursuing completion of the work to be performed by Landlord under Exhibit B hereto, Tenant shall not have the right to terminate the Lease pursuant to the provisions of this Section 2(A)(4).

(5)                                  Notwithstanding anything herein contained to the contrary, if the Landlord’s Work (exclusive of “long-lead” items and Punch List Work items, as defined herein) is not Substantially Complete within eleven (11) months after the Commencement Deadline (subject to a day-for-day extension for each day of delay which occurs after the Commencement Deadline and is attributable to Tenant Delays, the “Completion Deadline”) and, as a result, Tenant is unable to lawfully (and, in fact, does not) occupy the Premises and use the Premises for the uses permitted hereby, Tenant shall have the right to deliver a sixty (60) day written notice of termination (“Tenant’s Completion Termination Notice”) delivered to Landlord not earlier than the Completion Deadline nor later than ten (10) calendar days after the Completion Deadline (but in all events not later than commencement of the Tenant’s Work).  If Tenant timely delivers the Tenant’s Completion Termination Notice and the Landlord’s Work (exclusive of “long-lead” items and Punch List Work items, as defined herein) is not Substantially Complete within sixty (60) days after delivery of Tenant’s Completion Termination Notice (subject to a day-for-day extension for each day of delay which occurs after such delivery of Tenant’s Completion Termination Notice and which is attributable to Tenant Delays), and, as a result, Tenant is unable to lawfully (and, in fact, does not) occupy the Premises and use the Premises for the uses permitted hereby , this Lease shall automatically cease and terminate without payment of penalty or compensation as if the date on which such 60-day period (as the same may be extended as aforesaid) expires was the Expiration Date, and Landlord shall return to Tenant any Security Deposit and any prepaid Rent.

(B)           Commencement Certificate.

At the request of Landlord at any time after the Commencement Date has occurred, Tenant hereby agrees to execute a declaration in the form attached hereto as Exhibit C (“Declaration”) as incorporated herein by reference.  Tenant’s failure to execute the Declaration shall not affect the Commencement Date or the Lease Term, as same are determined by the terms of this Lease.

(C)           Extension Period.

(1)                                  Provided no Event of Default is in existence under this Lease at the time of the exercise of the

Extension Option or thereafter (through and including the commencement date of the Extension Period), and provided that this Lease shall not theretofore have been terminated, Tenant shall have one (1) non-recurring option (the “Extension Option”) to extend the Expiration Date of the Lease Term for a period of five (5) consecutive years (the “Extension Period”).  The Extension Period shall commence on the day following the Expiration Date determined under Section 2(A) [as the same may be extended pursuant to Section 10(c) of Exhibit B hereto] and end on the fifth (5th) anniversary of the scheduled Expiration Date determined under Section 2(A) [as the same may be extended pursuant to Section 10(c) of Exhibit B hereto].  The Extension Period shall be upon the same terms and conditions contained herein except that (A) the Rent payable in the Extension Period shall be adjusted on the first (1st) day of the Extension Period to equal one hundred percent (100%) of the then-prevailing fair market rental rate for the premises (the “New Rental Rate”), and shall thereafter be subject to adjustment in accordance with the provisions of Section 3(B) hereof and (B) Tenant shall have no option to extend the Expiration Date of the Lease Term beyond the last day of the Extension Period.

(2)                                  Tenant may exercise the Extension Option only by delivering binding written notice (the “Extension Option Notice”) to Landlord of Tenant’s election to exercise the Extension Option not later than twelve (12) months prior to the commencement of the Extension Period; provided that (i) Tenant’s Extension Option Notice shall be ineffective unless the same designates Tenant’s broker for purposes of arbitration if the parties are unable to agree on the New Rental Rate, and (ii) if Tenant delivers its Extension Option Notice to Landlord more than twelve (12) months in advance, Tenant may elect to rescind its Extension Option Notice at any time which is at least three hundred fifteen (315) days prior to the commencement of the Extension Period (and in all events prior to the execution of a binding agreement to extend this Lease for the Extension Period), on the condition that Tenant reimburses Landlord upon demand for any out-of-pocket costs incurred by or on behalf of Landlord in connection with the determination of the New Rental Rate and/or preparation of a lease amendment extending this Lease for the Extension Period.  Landlord and Tenant agree to negotiate in good faith for a period of thirty (30) days to attempt to reach agreement on the New Rental Rate applicable to the Extension Period, promptly following delivery of Tenant’s Extension Option Notice.  If the parties fail to agree on such New Rental Rate within said thirty (30) day period, the determination of fair market rental rate for the Premises shall be arbitrated by brokers as set forth below (each party hereby agreeing to submit the determination of the fair market rental rate for the Premises to arbitration in the manner provided herein, if the parties are unable to agree on the New Rental Rate within said thirty (30) day period).  Landlord shall designate the broker appointed by it within ten (10) business days after the expiration of the aforesaid thirty (30) day period, and each party shall by written notice (a copy of which shall be provided to the other party hereto) instruct their respective brokers to commence such arbitration within ten (10) business days after the expiration of the aforesaid thirty (30) day period.

(3)                                  In the event the Tenant designates a broker and the Landlord fails to so designate a broker within the aforesaid ten (10) business day period, the broker appointed by the Tenant shall proceed to make his valuation, in which case the fair market rental rate of the Premises shall be as determined by such broker (such determination to be binding on Landlord and Tenant).  In the event each party designates a broker as aforesaid, each broker shall proceed to make an independent determination of the then-prevailing fair market rental rate of the Premises within thirty (30) days after appointment of Landlord’s broker.

(4)                                  Each broker shall render a separate written report, within thirty (30) days after appointment of Landlord’s broker, of such broker’s estimate of the then-prevailing fair market rental rate for the Premises as of the commencement of the Extension Period.  If the values contained in the written reports differ by five percent (5%) or less of the greater of such values, the New Rental Rate shall be one hundred percent (100%) of the arithmetic average of such values (such determination to be binding on Landlord and Tenant).  If the values contained in the written reports differ to a greater extent than set forth above, the brokers shall, within five (5) days, promptly jointly appoint a third broker.  If the two brokers so appointed shall fail to agree upon the selection of a third broker within ten (10) days after the expiration of such 30-day period, then either party, upon written notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto).  The parties shall cooperate to expedite such appointment.  Within twenty (20) days of his appointment, the third broker shall render a written report of his opinion of the value of the then-prevailing fair market rental rate for the Premises as of the commencement of the Extension Period.  One hundred percent (100%) of the arithmetic average of the values in the three (3) evaluation reports shall then be the New Rental Rate for the Extension Period (which determination shall be binding on Landlord and Tenant); provided, however, that if the lowest or highest of the three (3) evaluations, or both, varies by more than ten (10%) from the middle evaluation, such evaluation or evaluations so varying shall be disregarded in computing said average.

(5)                                  In the event the New Rental Rate has not been determined on or before the commencement of the Extension Period, the Rent payable by Tenant until such determination shall be deemed equal to the Rent payable by Tenant pursuant to Section 3(A) immediately prior to the commencement of the Extension Period (as the same may be adjusted hereunder); provided, however, within fifteen (15) days of such determination, Tenant shall pay Landlord the excess of (i) the monthly installments of monthly Rent as calculated for the first (1st) year of the Extension Period, above (ii) the monthly installments of Rent actually paid by the Tenant, in respect of each month commencing on or after the commencement of the Extension Period but prior to such determination, or Landlord shall credit Tenant for any excess rent paid by Tenant if the rental rate has declined, and Tenant shall thereafter pay Rent for such Extension Period as determined and adjusted hereunder.

(6)                                  All valuations of the fair market rental rate of the Premises shall be in writing and shall be expressed in terms of an annual rent.  Each broker’s determination shall be based on all relevant factors affecting fair market rental rate, including, but not limited to (and without limiting the scope of such relevant factors), other terms of this Lease which are applicable to the Extension Period (including, but not limited to, the services provided by Landlord and those which are provided by Tenant, and the absence of any concessions such as free rent or construction allowance), the duration of the Extension Period, the age and quality of the Building (as defined in Exhibit B) and the Premises, current “market” concessions, the fact that the determination is for a renewal, the fact that the determination is for a renewal as of a future date, and (if true) that no brokerage commission will be payable with respect to the Extension Period.  To the extent a reasonable sample is available, each broker shall use as a basis for comparison the rent for leases entered into for comparable space in comparable buildings in the submarket of Chantilly, Virginia in which the Premises is located, within the period which commences twelve (12) months prior to the date of such determination, which leases shall commence at approximately the same time as the Extension Period.

(7)                                  Each broker appointed hereunder shall be an independent, licensed real estate broker in the Commonwealth of Virginia, not affiliated with either party, specializing in commercial real estate in chantilly, Virginia, having not less than ten (10) years relevant experience, and shall be qualified by experience and ability to appraise the fair market rental for the Premises.  The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided elsewhere in this Lease for the delivery of notices.

If a third broker is appointed, the third broker shall be directed, at the time of his appointment, to deliver copies of his valuation report, promptly upon its completion, to Landlord and Tenant in the manner provided elsewhere in this Lease for the delivery of notices.  The fees and other costs of each of the first two brokers shall be borne by the party appointing each such broker, with the fees and other costs of the third broker being shared equally by Landlord and Tenant.

(8)                                  Unless otherwise agreed in writing by Landlord and Tenant at the time the New Rental Rate is determined, it is understood that the New Rental Rate shall be the initial Rent for the first (1st) Lease Year of the Extension Period, and that such Rent shall be subject thereafter to annual escalations, on each successive anniversary of the commencement of the Extension Period, based on the provisions of Section 3(B).

(9)                                  Tenant’s failure to timely deliver the Tenant’s Extension Option Notice shall render the Extension Option null and void.

3.             RENT.

(A)                              Rent.  Tenant shall pay for the use and occupancy of the Premises an annual base rental (“Rent”) equal to Ten and Fifteen One Hundred Dollars ($10.15) per rentable square foot of the Improvements payable in equal monthly installments.  Rent shall be paid on the first day of each month in advance without demand or notice (except as otherwise expressly provided herein), deduction, offset, or counterclaim during the Lease Term.  Rent for any period during the Lease Term which is less than one month shall be a pro rata portion of the monthly installment, provided that if the Commencement Date is not the first (1st) day of a calendar month, such pro rata portion shall be added to the Rent for the first (1st) Lease Year.  Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(B)                                Escalation of Rent.  Commencing on the first day of the second Lease Year (as hereinafter defined) and on the first day of each Lease Year thereafter during the Lease Term (each an “Adjustment Date”), Tenant shall pay to Landlord on the first day of each month as Rent an amount (the “Adjustment Amount”) equal to the sum of (i) the Rent in effect immediately preceding the current Adjustment Date plus (ii) three percent (38) of the Rent in effect immediately preceding such Adjustment Date.  The Adjustment Amount shall then be deemed to be the Rent in effect and shall be deemed to be the Rent in effect for purposes of calculating the next Adjustment Amount.

“Lease Year” shall mean the twelve (12) month periods within the Lease Term, the first Lease Year commencing on the Commencement Date and terminating on the last day of the twelfth full calendar month after the Commencement Date, with each subsequent Lease Year commencing on the date immediately following the last day of the preceding Lease Year and continuing for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

(C)                                Place of Payment.  Rent, Additional Rent and other sums owed by Tenant shall be paid to Landlord at the offices of Landlord’s property manager at 1115 30th Street, N.W., Washington, D.C. 20007 or at such place as Landlord may designate from time to time in writing.

(D)                               Late Charge.  Tenant hereby acknowledges that late payment by Tenant of Rent, Additional Rent or other sums due hereunder will cause Landlord to incur collection costs not contemplated by this Lease.  Therefore, if any installment of Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord when such amount is due, Tenant shall pay to Landlord a late charge of five percent (5%) of such overdue amount; provided that, Landlord agrees to waive the imposition of such late charge on the first (1st) occasion in any twelve (12) month period on the conditions that no such late charge waiver has been granted or exercised in the preceding twelve (12) months, and the overdue payment is paid within five (5) business days after notice from Landlord that the payment was not paid when due.  Additionally, Tenant shall pay to Landlord the Default Rate (as set forth in Section 29) on all sums in default.  Acceptance of such late charge and/or the Default Rate by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, or prevent Landlord from exercising any other right or remedy available to Landlord.

(E)                                 Security Deposit.

(1)                                  Purpose of Security Deposit.  The Security Deposit shall be held by Landlord as security for Tenant’s faithful performance of Tenant’s obligations hereunder, with such Security Deposit securing Tenant’s obligations hereunder subject to the terms and conditions set forth in this Section 3(E).

(2)                                  Required Amount.  Tenant shall, at all times, ensure that the aggregate amount of all Permitted Security (as herein defined) held by Landlord from time to time (the “Security Deposit”) is equal to the then-current Required Amount.  If, as a result of the application of all or any part of the Security Deposit in accordance with the terms hereof, the Security Deposit shall be less than the then-current Required Amount, Tenant shall, within fifteen (15) days of Landlord’s written demand, provide Landlord with additional Permitted Security equal to the amount of the deficiency.  Tenant’s failure to restore the Security Deposit to the then-current Required Amount when and as required hereby shall constitute a material breach of this Lease.  As used herein, the term “Required Amount” shall initially mean the sum of Two Million

Dollars ($2,000,000.00).  The “Required Amount” shall be reduced on each Reduction Date by Two Hundred Thousand Dollars ($200,000).  “Reduction Date” shall mean the first (1st) day of each Lease Year commencing on or after the first (1st) day of the second (2nd) Lease Year, on which no Event of Default is in existence hereunder.

(3)                                  Initial Deposits.  Tenant shall deposit with Landlord upon execution hereof Permitted Security in the amount of Six Hundred Thousand Dollars ($600,000.00).  Landlord agrees to provide Tenant with written notice (the “LC Notice”) of the date that construction of the Improvements either (x) is estimated to commence, or (y) has already commenced.  Upon the later to occur of the date that is two (2) days prior to the date construction is scheduled to commence on the Improvements pursuant to the Work Agreement (Exhibit B), or the date which is ten (10) days after the date that Tenant receives the LC Notice, Tenant shall deposit with Landlord additional Permitted Security in the amount of One Million Four Hundred Thousand Dollars ($1,400,000.00), to increase the total amount of Permitted Security to Two Million Dollars ($2,000,000.00).

(4)                                  Permitted Security.  Tenant shall provide the Security Deposit to Landlord in the form of one or more letters of credit (“LC”) meeting the criteria set forth in Section 3(E)(7) (“Permitted Security”); provided that, the aggregate number of LCs forming a part of the security Deposit shall at no time exceed four (4).  Tenant shall immediately notify Landlord in writing if Tenant acquires actual knowledge (from a source other than Landlord) that any LC provided to Landlord no longer constitutes Permitted Security.

(5)                                  Qualified Issuer.  As used herein, the term “Qualified Issuer” shall mean a federally-insured commercial bank or other federally-insured financial institution which has an office (whether of its own or a correspondent bank) located in the greater Washington, D.C. metropolitan area at which Permitted Security (or a sight draft drawn thereon) may be presented for payment (a “DC Payment Office”), and which has a Qualified Credit Rating.  whether an institution is a Qualified Issuer shall be subject to continuous review (i.e., an institution shall no longer be considered a Qualified Issuer at any time after the loss of federal insurance, the closure of all DC Payment Offices, or loss of a Qualified Credit Rating).  As used herein, the term “Qualified Credit Rating” shall mean at least Prime-2 (or then-current equivalent) by Moody’s Investor Services, Inc., at least A-2 (or then-current equivalent) by Standard & Poor’s Corporation, or B- by Lace Financial Corporation.  Landlord hereby acknowledges that, as of the date of this Lease, Landlord considers Deutsche Bank to be a Qualified Issuer.

(6)                                  Substitute Security.  If the Security Deposit is, at any time, less than the Required Amount (whether due to application of the Security Deposit pursuant to the terms hereof, the loss of a Qualified Credit Rating by the issuer of some or all of assets delivered to Landlord for purposes of forming a part of the Security Deposit, or otherwise), Tenant shall deliver to Landlord additional Permitted Security sufficient to restore the Security Deposit to the Required Amount, not later than fifteen (15) business days after Landlord’s written demand.

(7)                                  Special LC Requirements.   Each LC forming all or a part of the Security Deposit shall meet each of the following criteria:

(A)                              the LC shall be transferable, fully-funded, and run in favor of Landlord;

(B)                                the LC shall be issued by a Qualified Issuer (as herein defined);

(C)                                the LC shall be irrevocable for a period of one (1) year, and provide that it is automatically renewable for successive one (1) year periods unless the issuer notifies Landlord by certified mail, return receipt request, at least thirty (30) days in advance of the expiration date thereof, that the issuer will not renew the LC;

(D)                               the LC shall be in such form, and shall contain such terms, as are reasonably acceptable to Landlord, providing, among other things, in substance that:

(1)                                  Landlord and its successors and assigns shall have the right to draw down an amount up to the then-current face amount of the letter of credit upon presentation to the issuing bank of Landlord’s own declaration signed or purportedly signed by or on its behalf, reading as follows:

(i)                                     that the declarant has authority to make the declaration on behalf of the Landlord;

(ii)                                  that the declaration is made pursuant to the terms of the letter of credit number; and

(iii)                               that Landlord is entitled to draw down the letter of credit under the terms of Section 3(E)(9)(A) or 3(E)(9)(B) of the lease made between Landlord and Tenant.

(2)                                  The LC will be honored by the issuer without inquiry as to the accuracy of the accompanying declaration, and regardless of whether Tenant disputes the content of such declaration; and

(3)                                  In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the LC to the transferee.

(4)                                  Notwithstanding the foregoing, Landlord agrees that the terms of the LC may limit draws upon the LC pursuant to Section 3(E)(9)(A) to not more than Two Hundred Thousand Dollars ($200,000.00) in any period of ten (10) consecutive days.

(8)                                  Treatment of Cash Security Deposit.  Any cash sums forming all or a part of the Security Deposit as a result of a draw upon a letter of credit shall be kept in a separately designated security deposit account in a federally-insured bank (which may include other security deposits), with interest thereon accruing forming a part of the Security Deposit.

(9)                                  Right to Draw Upon security Deposit.

(A)          Upon the occurrence of any monetary Event of Default, Landlord and its successors and assigns shall have the right to negotiate, present for payment, draw upon, use, apply or retain all or a portion of the Security Deposit for the payment of the Rent, Additional Rent or other charge, payment or sum due to Landlord from Tenant, provided in no event shall the amount of any such draw exceed the amount required to cure such monetary Event of Default.

(B)                                Upon (i) Tenant’s failure, within fifteen (15) business days after delivery of written notice to Landlord from the issuer of an LC forming all or a part of the Security Deposit that the issuer will not renew the LC, to deliver to Landlord additional Permitted Security in an amount equal to the LC which will not be renewed, or (ii) Tenant’s failure, within fifteen (15) business days after written notice from Landlord that the some or all of the assets delivered to Landlord to form a part of the Security Deposit no longer meet the criteria to be considered Permitted Security (whether due to a reduction in an LC issuer’s credit rating or otherwise), to deliver to Landlord additional Permitted Security sufficient to restore the Security Deposit to the Required Amount, Landlord and its successors and assigns shall have the right to negotiate, present for payment, and/or draw upon any portion of the Security Deposit (or any LC then held by Landlord and formerly constituting a part of the Security Deposit) not in the form of cash, and to hold the proceeds of such negotiation, presentment or draw (together with all cash already forming a part of the Security Deposit) as a cash Security Deposit; provided that, Tenant shall substitute additional Permitted Security for the cash so held upon Landlord’s demand (in which event Landlord shall return to Tenant the portion of the cash held equal to the amount of such additional Permitted Security).

(10)                            Transfer of Security Deposit.

(A)                                              Tenant acknowledges and agrees that Landlord shall have the right to transfer the Security Deposit to any assignee or other transferee of Landlord’s interest in the Property, subject to the terms hereof, and that the provisions hereof shall apply to every such assignment or transfer to a new Landlord.  Upon delivery of the Security Deposit to any assignee or other transferee of Landlord’s interest in the Premises, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit.

(B)                                Each Permitted Security forming a part of the Security Deposit shall expressly permit transfer of such Permitted Security (whether by endorsement without recourse, delivery, assignment, or re-issuance in the name of the new Landlord), and shall require the issuer to acknowledge and accept the transfer upon execution and delivery of a form of transfer agreement which complies with the issuer’s reasonable requirements and payment of a reasonable and customary transfer fee (which fee, if such fee exceeds One Hundred Dollars ($100.00) and is paid by Landlord, shall be repaid by Tenant to Landlord upon demand).  If any issuer fails, within ten (10) days after being notified of such transfer and delivery of the transfer agreement and payment of the transfer fee, to acknowledge and accept the transfer of the Permitted Security which it has issued, Tenant shall deliver to Landlord additional Permitted Security equal to the amount of Permitted Security for which such Issuer has failed to acknowledge and accept the transfer (Tenant hereby acknowledging and agreeing that Tenant shall be solely responsible for any and all fees in excess of One Hundred Dollars ($100.00) charged by the issuer of such additional Permitted Security.

(11)                            Return of Security Deposit.  If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned with any unpaid interest accrued thereon (if any) to Tenant  (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days of the later of (i) the last day of the Lease Term,

(ii) the date Tenant vacated the Premises, or (iii) the date Tenant has fulfilled all its obligations hereunder.

(12)                            Covenant Against Assignment or Encumbrance.  Tenant further covenants that it will not assign, encumber or otherwise transfer any or all of Tenant’s interest in any portion of the Security Deposit, and acknowledges that neither Landlord nor its successors or assigns will be bound by any attempted assignment, encumbrance or other transfer.

(13)                            No Trust Relationship.  No trust relationship is created herein between Landlord and Tenant regarding the Security Deposit.

(14)                            Rights Against Mortgagee.  Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for the Security Deposit unless (but only to the extent) the Security Deposit has actually been received by said mortgagee as security for Tenant’s performance of this Lease.  Notwithstanding the foregoing, this Section 3(E)(14) shall not apply to Principal Mutual Life Insurance Company or any of its wholly-owned subsidiaries, it being understood and agreed that, if Principal Mutual Life Insurance Company or its wholly-owned subsidiaries are the mortgagee-in-possession or successor in title to the Premises, such party shall be responsible to account for and apply the Security Deposit in accordance with the terms of this Lease (regardless of whether such party has actually received the Security Deposit).

4.             PERMITTED USE.

Tenant covenants that the Premises will be used solely (if at all) for the following uses (collectively, the “Permitted Use”):  (1) general office purposes;  (2) warehouse use; (3) cafeteria use; (4) sales presentations; (5) equipment demonstrations; (6) seminars; (7) consulting purposes; and (8) catalogue, mail and telephone sales.  Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes.  Tenant agrees to and shall use the Premises solely for the purpose of conducting the Permitted Use and for no other business or purpose.  Tenant acknowledges that the Permitted Use is not a use granted exclusively to Tenant and that Landlord reserves the right to lease premises in the Property to others for the same or a similar permitted use.  Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord’s representatives concerning this Lease (other than as specifically set forth herein) or that Tenant will be granted any such exclusive rights.  Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance.

5.            EXPENSES.

(A)         Taxes

(1)                                  Landlord shall pay all taxes applicable to the Property which are payable during the Lease Term.

(2)                                  As used herein, the term “taxes” shall mean real estate taxes, assessments (whether general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of Rent or other payments hereunder, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, inheritance, estate or gift taxes, net profit taxes or any other taxes imposed upon or measured by Landlord’s net income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Property or Premises (“Taxes”).  If the Property is assessed as part of a larger parcel of land, Taxes shall only include the portion thereof which is allocable to the Property.  The allocation referenced in the preceding sentence shall be based on the ratio of the rentable area of the Improvements to the rentable area of all improvements upon such larger parcel of land, in the following manner: (i) until the construction commences for improvements other than the Improvements on such parcel of land, (A) the assessment for improvements shall be entirely allocated to the Property, and (B) the assessment for the land shall be allocated based on the sum of (1) the rentable area of the Improvements, plus (2) the rentable areas of the other proposed improvements on such land as set forth on that certain site plan which is entitled “Site/Grading Plan, GTSI Headquarters @ Avion, Parcel “D-l”,” prepared by Rinker-Detwiler & Associates, P.C.  as Job Number 97-065-H, dated October     , 1997, (the “current Site Plan”) attached hereto as Exhibit B-1 (as such rentable areas may be modified from time to time)]; and (ii) once the construction of improvements other than the Improvements on such parcel of land has commenced, the assessment for improvements and land shall be allocated as stated on the relevant tax bill(s) or assessor’s worksheet(s) (or, if not separately allocated, based on the sum of (1) the rentable area of the Improvements, plus (2) the rentable areas of the proposed improvements on such land for which construction has commenced).  To the extent any Tax may be paid without penalty or interest in installments over a number of years, such Tax shall be included in Taxes for any year only to the extent of the installments allocable to such year (as if Landlord had elected to pay such Tax over the longest possible period, whether or not Landlord has so elected).  Provided Tenant shall timely pay its Pro Rata Share of Taxes, “Taxes” shall exclude any penalties or interest thereon.  As of the date hereof, Landlord estimates that the Taxes for calendar year 1999 will be $80,400.00.  Landlord agrees to deliver a copy of each assessment notice on the Property promptly following the receipt thereof.  Additionally, Landlord shall have no obligation to protest Taxes, but if Landlord does protest Taxes, the actual out-of-pocket cost of such protest shall also be deemed Taxes.  Landlord shall advise Tenant upon request (to be made not more than fourteen (14) days in advance of the filing deadline for protest of the current tax assessment) whether Landlord intends to protest the current tax assessment.  If Landlord advises Tenant that Landlord does not intend to protest such current tax assessment, Tenant shall have the right to challenge or appeal such assessment in Landlord’s name but at Tenant’s sole expense, and Landlord shall cooperate in such challenge or appeal (including executing such forms as may be reasonably necessary to institute and prosecute such action); provided that, Tenant shall have no right to challenge or appeal any Tax assessment during the last two (2) years of the Lease Term.

(B)                              Landlord shall provide insurance for the Property as set forth in Subsection 9(A) (“Insurance”).  If Landlord has a net worth in excess of Fifty Million Dollars ($50,000,000.00), Landlord shall have the right to self-insure (in which event, Operating Expenses shall include the reasonable costs which would have been incurred if Landlord had obtained the insurance set forth in Section 9(A) from a third party); provided that, in all events Landlord may self-insure the first Fifty Thousand Dollars ($50,000.00) of liability risk with regard to the Property (whether through deductibles, co-insurance or otherwise).

(C)                                (1)           Landlord shall provide for the following throughout the Lease Term as they relate to the Premises: (a) landscaping; (b) property management; and (c) the maintenance, repair and/or replacement of the Premises and Improvements as follows: (i) the roof; (ii) all structural components of the Premises and Improvements; (iii) the parking lot (except as expressly provided in Section 35 hereof), (iv) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom (provided that, Tenant shall have the right to perform its own snow removal, at Tenant’s sole cost and risk, if Landlord fails to promptly commence snow removal when and as reasonably required to permit access to the Premises); (v) fire sprinkler and fire control systems (if any); (vi) exterior plate glass; (vii) life safety systems and equipment; and (viii) repairs of items under warranty.  Landlord agrees to maintain the foregoing systems and components in a first-class manner throughout the Lease Term; provided that, Landlord shall have no liability for failure to maintain or repair the same unless and until Landlord shall fail to perform such maintenance or make such repairs within a reasonable time after acquiring actual knowledge of the need for such maintenance or repairs.

(2)                                Tenant (and not Landlord) shall provide throughout the Lease Term, at Tenant’s sole expense, all other maintenance, repair and/or replacement (as and when reasonably required) of the Premises and Improvements (including, but not limited to, (a) heating and air conditioning equipment, lines and fixtures; (b) plumbing equipment, lines and fixtures, excluding fire sprinkler and fire control systems (if any); (c) electrical equipment, lines and fixtures; (d) all other utility equipment, lines and fixtures; and (e) all ingress-egress doors to the Property), all as reasonably required in order to maintain the Improvements and the Tenant Work in good working order and condition.  Notwithstanding the foregoing, Landlord shall perform any of the services listed in this Section 5(c)(2) upon Tenant’s written request, in which event all reasonable costs, expenses and fees incurred by or on behalf of Landlord to perform the same shall constitute Operating Expenses.

(D)                             Tenant shall pay all utility bills incurred, including, but not limited to, water, gas, electricity, fuel, light, heat and power bills, when and as due.  If Tenant shall fail to pay any utility bill when and as due, Landlord shall have the right to pay such utility bill on Tenant’s behalf (in which event the amount so paid shall be deemed Additional Rent which shall be repaid by Tenant upon demand). Landlord shall not be liable for any failure to furnish, or for any loss, injury or damage caused by or resulting from any variation, interruption or failure of utility services.  In the event of (i) any interruption of essential utilities or services due to Landlord’s gross negligence or willful misconduct, which interruption or failure continues for more than three (3) consecutive business days, then, provided such interruption or failure shall render a material portion of the Premises untenantable, all Rent and Additional Rent payable hereunder with respect to such portion of the Premises shall thereafter be abated until such portion of the Premises is tenantable.

(E)                               Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, with respect to the use, repair, replacement, maintenance, occupancy or alteration of the Premises by Tenant or Tenant’s Agents (as herein defined); provided that, Tenant shall have no obligation to perform structural alterations or improvements, unless such structural alterations or improvements (i) are required by law as a result of Tenant’s or Tenant’s Agents’ specific use or manner of use of the Premises, or repair of the Premises, or (ii) would not have been required to be performed but for additions, alteration, improvements or modifications made by or on behalf of Tenant.  Landlord shall perform all structural alterations or improvements which are not Tenant’s responsibility pursuant to the terms hereof.

(F)                                 Except as otherwise expressly provided herein, the Tenant will keep, maintain and preserve the Premises in a good condition, ordinary wear and tear excepted, and shall provide all services, maintenance and repair require to keep the Premises in such condition.  Without limiting the foregoing, Tenant, at its sole cost and expense, will provide janitorial service for the Premises and interior and exterior window washing for the Premises.  Except as provided in Section 5(c)(l) above, Tenant, at the Tenant’s sole cost and expense, shall also make all interior repairs and replacements to the Premises, including, but not limited to, interior walls, doors and windows, floors, floor coverings and light bulbs.

(G)                                All costs, expenses and fees incurred by or on behalf of Landlord in connection with providing any of the items in Subsections 5(B) and 5(C), to the extent paid by or on behalf of Landlord shall be referred to as “Operating Expenses”; provided that, the amount of the property management fee included in Operating Expenses shall not exceed (i) Two Thousand Five Hundred Fifty-One Dollars ($2,551.00) per month during the first (1st) calendar year of the Lease Term (which amount, as of the date of this Lease, is deemed by Landlord and Tenant to be the fair market value of the goods and services provided in exchange for such property management fee), and (ii) in any subsequent calendar year, the fair market value of the goods and services provided in exchange therefor.  For purposes of determining the fair market value of the goods and services provided in exchange for the property management fee, not more often than once every third (3rd) calendar year Landlord shall, upon Tenant’s written request, conduct a survey of the property management fees paid to first-class property management companies serving the Chantilly, Virginia submarket with respect to single-story, single-tenant buildings located in a similar office parks in the Chantilly, Virginia submarket which are leased with similar tenant responsibilities, and shall provide to Tenant a copy of such survey.  In the event of any dispute between Landlord and Tenant on the fair market value of the goods and services provide in exchange for the property management fee, Landlord and Tenant shall submit such dispute to binding arbitration pursuant to the Uniform Arbitration Act as adopted by the Commonwealth of Virginia, Va. Code Ann. §§8.01-581.01 et seq. (as the same may be amended from time to time).  Tenant further acknowledges that the portion allocable to the Premises of the reasonable costs incurred in connection with the operation and management of, and providing and obtaining maintenance, landscaping, utilities and repairs for Avion® Business Park shall constitute Operating Expenses.

6.             ADDITIONAL RENT.

(A)                            Tenant shall pay its Pro Rata Share of Taxes and Operating Expenses (“Tenant’s Share”).  As soon as practicable each year during the Lease Term, Landlord shall furnish to Tenant a detailed estimate of Tenant’s Share for the timeframe in question (broken down on a category by category basis). Tenant acknowledges that Landlord has provided Tenant with a non-binding estimate of the Tenant’s Share for calendar year 1999, prior to the execution hereof.  Tenant shall pay to

Landlord the estimate for Tenant’s Share in equal monthly installments at the same time and place as Rent is to be paid.  Landlord will furnish a statement of the actual Tenant’s Share no later than April 1 of each year during the Lease Term, including the year following the year in which the Lease expires or is otherwise terminated.  In the event that Landlord is, for any reason, unable to furnish the statement of the actual Tenant’s Share within the time specified above, Landlord will furnish such statement as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above.  Tenant will pay to Landlord any deficiency as shown by such statement within thirty (30) days of receipt of such statement.  Provided no Event of Default by Tenant is in existence under this Lease, Landlord will refund to Tenant any excess as shown by such statement within thirty (30) days of the date of the statement; provided that, if an Event of Default by Tenant is in existence, Landlord shall refund to Tenant the amount of such excess at such time as all Events of Default have been cured.  Landlord will keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles.

(B)                                Any and all payments (other than Rent) required to be made by Tenant pursuant to this Lease shall be deemed additional Rent (“Additional Rent”).  Landlord shall have the same rights and remedies for said payments as for Rent.

(C)                                Pro Rata Share.  Tenant’s pro rata share is 100% (“Pro Rata Share”).

(D)                               Tenant’s Right to Audit.  If Tenant disputes any Operating Expenses or Taxes statement, Tenant must provide Landlord with specific written objections within one hundred eighty (180) days after receiving the statement (failing which, the statement will be deemed conclusive).  Within 30 days after receiving these objections, Landlord will either adjust the disputed statement in response to Tenant’s objection(s) and credit any overpayment to Tenant as stated above, or notify Tenant that it believes Tenant’s objection is without merit (it being agreed that, if Landlord fails to respond within such 30-day period, Landlord shall be deemed to have agreed to adjust the disputed statement in response to Tenant’s objection(s) and credit any overpayment to Tenant as stated above).  If Tenant timely disputes a statement and Landlord notifies Tenant that Tenant’s objection is without merit, Tenant may — if no Event of Default by Tenant is then in existence — cause (i) qualified accounting employees of Tenant, or (ii) an independent, certified public accountant (“CPA”) to audit the supporting data for the disputed statement (in which event, such supporting data shall be made available to the employee or CPA).  However, Tenant may not exercise its audit right unless the audit commences within thirty (30) days after Landlord notifies Tenant that Tenant’s objection is without merit, nor may Tenant audit any statement more than once (it being understood that the foregoing prohibition against multiple audits of the same statement shall not be deemed to prohibit the examination of the same documents more than once in the course of the same audit).  Any CPA selected by Tenant to conduct an audit must have least 5 years experience performing operating expense pass-through audits for commercial office buildings in the metropolitan Washington, D.C. area, and must be approved by Landlord.  Landlord’s approval will not be unreasonably withheld or delayed, if such CPA (a) is not compensated on a contingency fee basis, and (b) signs a confidentiality agreement in form reasonably acceptable to Landlord (Landlord hereby agreeing that no such confidentiality agreement shall prohibit the disclosure, in any action or suit instituted by Tenant against Landlord with regard to the audited Operating Expenses or Taxes, of information required to institute or prosecute such action or suit, but such confidentiality agreement may require Tenant and the CPA to agree to reasonable protective orders in connection therewith).  Each audit under this Section 6(D) must be conducted at Landlord’s property manager’s Washington, D.C. area office.  If Landlord does not agree with the audit results of the CPA Tenant selects, or Tenant’s employee(s), Landlord and Tenant will endeavor to resolve their differences (failing which, the dispute will be conclusively determined based on an independent audit by a third-party CPA selected by the parties or, failing agreement, appointed by the American Arbitration Association or any recognized successor thereto upon application by either party).  The parties will make any necessary adjustments in accordance with the third-party CPA audit.  Tenant must pay all costs and expenses of Tenant’s audit (including, but not limited to, reasonable copying charges), unless the amounts paid by Tenant to Landlord for the year in question exceeded the amounts to which Landlord was entitled by more than 6%, in which event Landlord will reimburse Tenant for the reasonable costs incurred in connection with Tenant’s audit.  If the third-party CPA audit shows Tenant has underpaid Operating Expenses or Taxes (or both), in addition to paying to Landlord the underpayment amount, Tenant shall reimburse Landlord upon demand for all reasonable costs, expenses and fees incurred by Landlord in connection with such dispute.  If a third-party CPA ultimately resolves the dispute, the losing party shall pay the costs incurred in connection with the third-party CPA audit (including, but not limited to, reasonable copying charges).  Tenant has no right to withhold or reduce any performance by Tenant under the Lease pending or based upon any audit under this Section 6(D).

7.             SORTING AND SEPARATION OF REFUSE AND TRASH.

Tenant shall be responsible for contracting for all trash removal services.  Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.  Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section 7, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

8.            HAZARDOUS SUBSTANCES.

(A)                              The term “Hazardous Substances” shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, regulation, order, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment.  Tenant hereby agrees that (A) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been acknowledged and consented to in advance in writing by Landlord (such consent not to be unreasonably withheld); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency in connection with the Permitted Activities; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials (the “Permitted Materials”) that are used in the ordinary course of the Permitted Activities, provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and acknowledged and consented to in advance in writing by Landlord (such consent not to be unreasonably withheld); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency in connection with the Permitted Materials; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not knowingly or negligently permit any Hazardous Substances to be brought onto the Premises by or on behalf of Tenant, except for the Permitted Materials described above, and if so brought thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws.  Should it be determined, in Landlord’s sole (but reasonable) opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as is reasonably requested by Landlord.  Should Tenant fail to take such corrective action within ten (10) days (or such shorter period as is reasonable under the circumstances), Landlord shall have the right to perform such work and

Tenant shall promptly reimburse Landlord for any and all actual, out-of-pocket costs associated with said work.  If at any time during or after the Lease Term, the Premises are found to be contaminated by Hazardous Materials as a consequence of the acts or omissions of Tenant or any of Tenant’s Agents, or any surface or subsurface conditions exist at the Property as a consequence of the acts or omissions of Tenant or any of Tenant’s Agents, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Property, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, penalties (whether civil or criminal), damages (actual or punitive) and obligations of any nature arising from or as a result of such contamination or conditions.  The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

(B)                                Except with regard to the use, storage and disposal, in accordance with applicable law, of Hazardous Substances utilized in the ordinary course of the maintenance, repair and/or operation of the Property (“Landlord’s Permitted Substances”), Landlord agrees that it will be fully responsible for all costs, expenses, damages or liabilities which may occur from the use, storage, disposal, release, spill or discharge of Hazardous Substances by Landlord or its agents, representatives, employees or contractors while acting within the scope of their employment, and it shall indemnify, defend and hold harmless Tenant and its agents, employees, partners, officers, directors, invitees, assignees, sublessees, contractors and others for whose actions Tenant is responsible (collectively, “Tenant’s Agents”) from all claims, demands, actions, liabilities, reasonable costs, reasonable expenses, penalties (whether civil or criminal), damages (actual or punitive) and obligations of any nature to the extent arising from or as a result of any violation of this Section 8(B).  The foregoing indemnification and the responsibilities of Landlord shall survive the termination or expiration of this Lease.

(C)                                During and after the Lease Term, Tenant and Landlord shall each promptly provide the other with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens, and other communications, issued or threatened in writing, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the Commonwealth of Virginia Department of Environmental Quality, or other federal, state or local agency or authority, or any other entity or individual, whether public or private, concerning (i) any Hazardous Substance regarding the Property or the Premises; (ii) the imposition of any environmental lien on the Property or the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law, with respect to the Property.

9.                                       INSURANCE.

(A)          INSURANCE BY LANDLORD.

Landlord shall, during the Lease Term, procure and keep in force the following insurance (it being understood that the cost of commercially reasonable premiums and deductibles incurred or paid by or on behalf of Landlord in connection therewith will be deemed Additional Rent payable by Tenant pursuant to Section 5 and Section 6 (Tenant hereby acknowledging that, as of the date hereof, Landlord’s deductible in connection with its casualty insurance is $10,000 per occurrence, and such deductible is commercially reasonable)):

(1)                                  Property insurance insuring the Premises and Improvements and rental income insurance (i.e., loss of rents insurance) for perils covered by the causes of loss - special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable).  Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

(2)                                  Commercial general liability insurance against any and all claims for death, bodily injury and property damage occurring in or about the Premises or the land.  Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollars ($2,000,000) aggregate limit, and shall name Tenant as an additional insured.

(3)                                  Such other insurance as Landlord deems reasonably necessary and prudent, consistent with the insurance customarily maintained by comparable buildings in the Chantilly submarket of Fairfax County, Virginia, or as reasonably required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

(B)          INSURANCE BY TENANT.

Tenant shall, during the Lease Term, procure and keep in force the following insurance:

(1)                                  Commercial general liability insurance naming Landlord and Landlord’s managing agent for the Premises as additional insureds against any and all claims for death, bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises.  Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with Two Million Dollars ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000).  If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement conforming to the foregoing.  Such liability insurance shall be primary and not contributing with any insurance available to Landlord and Landlord’s insurance shall be in excess thereto.  In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(2)                                Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the cause of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable).  Such insurance shall be written on a replacement cost basis in an amount equal to ninety percent (90%) of the full replacement value of the aggregate of the foregoing.

(3)                                Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $100,000 per accident, $500,000 for a disease policy limit, and $100,000 for disease limit for each employee.

(4)                                Business interruption insurance in such amounts, if any, that Tenant in its prudent business judgment, elects to maintain, from time to time, it being understood and agreed that if there is any conflict between the provisions of this Section 9(B)(4) and the provisions of Section 9(B)(5),the provisions of this Section 9(6)(4) shall govern and control.

(5)                                Such other insurance as Landlord deems necessary and prudent, consistent with the insurance customarily required to be maintained by tenants of comparable buildings in the Chantilly submarket of Fairfax County, Virginia, or as reasonably required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Property.

The policies required to be maintained by Tenant and the policies required to be maintained by Landlord shall each be issued by companies rated AX or better in the most current issue of Beat’s Insurance Reports.  Insurers shall be licensed or authorized to do business in the state in which the Premises is located and domiciled in the United States.  Any deductible amounts under any of Tenant’s insurance policies required hereunder shall not exceed $10,000. Certificates of insurance (certified copies of the policies shall be provided upon Landlord’s request) shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy.  Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises, and to Landlord, as required by this Lease.  Each policy of insurance shall provide notification to Landlord at least ten (10) days prior to any cancellation or modification to reduce the insurance coverage.  In the event Tenant does not purchase the insurance required by this Lease or fails to keep the same in full force and effect, Landlord may (but shall not be obligated to), upon forty-eight (48) hours notice (or, in the case of the lapse of Tenant’s general liability insurance, without notice), purchase the required insurance and pay the premium.  The Tenant shall repay to Landlord, as Additional Rent the amount so paid promptly upon demand.  In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable attorneys’ fee) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

(C)          SUBROGATION.

Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage.  Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party.  This clause shall not apply in those cases where waiver of subrogation would cause either parties’ insurance to be voided or otherwise made uncollectible.

10.          DAMAGE OR DESTRUCTION.

If (i) the Premises shall be materially damaged or destroyed during the last year of the Lease Term (it being agreed that, if the Extension Option was exercised prior to such damage or destruction and Tenant’s right of rescission thereof has lapsed or is waived in writing by Tenant not later than the earlier of (x) 315 days in advance of the Expiration Date, or (y) thirty (30) days after the date of such damage or destruction, the last year of the Lease Term shall be deemed to be the last year of the Extension Period), or (ii) the Premises is damaged or destroyed to such extent that the damage or destruction cannot be repaired within a period of three hundred sixty-five (365) days of the date of such damage or destruction, either Landlord or Tenant may terminate this Lease by written notice (the “Damage Notice”) delivered to the other within sixty (60) days of the date of such damage or destruction (and in such event this Lease shall terminate as of date of such damage or destruction as if such date were the Expiration Date hereof).  In addition, Landlord, at its sole option, shall have the right to cancel and terminate this

Lease, by written notice (the “Section 10 Notice”) delivered to Tenant not later than sixty (60) days after the date of damage or destruction, in the event (i) the Premises is materially damaged or destroyed, (ii) the unexpired portion of the Lease Term which will remain after completion of rebuilding or restoration of the Premises (based on the estimated time for rebuilding or restoration from a reputable, independent contractor) is less than forty-two (42) months [it being agreed that, for purposes of the foregoing calculation, if the Extension Option was exercised prior to such damage or destruction and Tenant’s right of rescission thereof has lapsed or is waived in writing by Tenant not later than the earlier of (x) 315 days in advance of the Expiration Date, or (y) thirty (30) days after the date of such damage or destruction, less than forty-two (42) months of the Extension Period will remain unexpired after completion of rebuilding or restoration of the Premises, based upon the estimated time for such rebuilding or restorationl, and (iii) Tenant shall fail to execute and deliver to Landlord within thirty (30) days after the date that Tenant received the Section 10 Notice an extension of the Lease Term equal to the amount of time by which the remaining Lease Term (which, if the Extension option is not exercised prior to such damage or destruction or if Tenant’s right of rescission thereof has not lapsed or is not waived in writing by Tenant within thirty (30) days after the date of such damage or destruction, shall exclude the Extension Period, and in all events shall exclude the estimated time to rebuild or restore the Premises) is less than forty-two (42) months, upon the same terms and conditions set forth herein except that the Rent for the period of such extension shall equal the then-escalated Rent in effect immediately prior to the expiration of the Lease Term, subject to escalation in the same manner in effect immediately prior to the expiration of the Lease Term.  If Landlord delivers neither the Damage Notice or the Section 10 Notice to Tenant within sixty (60) days after the date of the damage or casualty, Landlord shall be deemed to have waived its right to terminate this Lease in connection with such damage or destruction.  If this Lease is not terminated, then Landlord shall repair and restore the Premises (exclusive of Tenant’s equipment, trade fixtures, inventory, fixtures and personal property) with all reasonable speed (but in all events not later than twelve (12) months after the date of the damage) to substantially the same condition as immediately prior to such damage or destruction, and the Rent and Additional Rent or a just and proportionate part thereof, according to Tenant’s ability to utilize the Premises in its damaged condition, shall be abated until the Premises shall have been repaired and restored by Landlord.

11.          INDEMNIFICATION.

(A)                            Subject to the terms of Section 9(C), Tenant shall and does hereby indemnify, hold harmless, and defend Landlord (except for Landlord’s gross negligence or willful misconduct) against all costs, damages, injury, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees), losses and court costs with respect to injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Property or on account of the use, condition, occupational safety or occupancy of the Property, to the extent caused or contributed to by Tenant or Tenant’s Agents, or arising out of any occurrence in, upon or at the Premises, or on account of the use, condition, occupational safety or occupancy of the Premises.  To the fullest extent permitted by applicable law, it is the intent of the parties hereto that the indemnity contained in this Section shall not be limited or barred by reason of any ordinary negligence on the part of Landlord or Landlord’s agents, but nothing herein contained shall be deemed to require Tenant to indemnify Landlord against the negligence of Landlord or Landlord’s agents except to the extent Tenant is insured against liability arising therefrom.  Such indemnification shall include and apply to (but shall not be limited to) reasonable attorneys’ fees, investigation costs, and other costs actually and reasonably incurred by Landlord.  Subject to the terms of Section 9(C), Tenant shall and does hereby further indemnify, defend and hold harmless Landlord from and against any and all costs, damages, injury, claims, liabilities or expenses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease.  The provisions of this Section shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.  This Lease is made on the express conditions that, except as expressly set forth in this Lease, Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant’s Agents.

(B)                                Subject to the terms hereof (including, but not limited to, Section 9(C) hereof), Landlord shall and does hereby indemnify and hold harmless Tenant from and against all costs, damages, injury, claims, liabilities, expenses (including, but not limited to, reasonable attorneys’ fees), losses and court costs to the extent caused by or contributed to by any gross negligence or willful misconduct of Landlord or its agents or employees acting within the scope of their employment.  Such indemnification shall include and apply to (but shall not be limited to) reasonable attorneys’ fees, investigation costs, and other costs actually and reasonably incurred by Tenant.  Subject to the terms of Section 9(C), Landlord shall further and does hereby indemnify, defend and hold harmless Tenant from and against any and all costs, damages, injury, claims, liabilities or expenses arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease.  To the fullest extent permitted by applicable law, it is the intent of the parties hereto that the indemnity contained in this paragraph shall not be limited or barred by reason of any ordinary negligence on the part of Tenant or Tenant’s Agents, but nothing herein contained shall be deemed to require Landlord to indemnify Tenant against the negligence of Tenant or Tenant Agents except to the extent Landlord is insured against liability arising therefrom.  The provisions of this Section shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.  This Lease is made on the express conditions that, except as expressly set forth in this Lease, Tenant shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the common areas of Avion® Business Park specifically including, without limitation, any liability for injury to the person or property of Landlord or Landlord’s agents or employees.

12.          ASSIGNMENT AND SUBLETTING.

(A)                              Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease, in whole or in part, or sublease all or any part of the Premises, or permit the use or occupancy of any part of the Premises by any person or entity other than Tenant and its employees, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion; provided that, subject to Landlord’s termination right as set forth below, Landlord agrees not to unreasonably withhold, delay or condition its consent to any sublease or assignment (each a “Transfer”).  Notwithstanding anything herein contained to the contrary, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if Landlord reasonably determines that: (1) the proposed Transferee or its business is not of a type and quality suitable for a building of comparable quality and type, (2) the proposed Transferee is a governmental or quasi-governmental authority, a foreign government or international agency or other organization entitled to sovereign or other immunity, (3) the proposed operations of the proposed assignee or subtenant would materially and adversely interfere with the ability of other tenants of the Building to utilize their premises for the uses (“Comparable Uses”) that are consistent with the type of uses found in buildings that are of similar quality and type as the Building, (4) the proposed assignee has not been demonstrated to Landlord’s satisfaction to have sufficient financial capability and stability to perform its obligations under such proposed assignment, or (5) the proposed Transferee is proposing to engage in a use which (i)  is not a Permitted Use, (ii) is not permitted pursuant to applicable law to be conducted by the proposed Transferee or within the Premises (or such lesser portion as is being sublet) or both, (iii) will violate any covenant, condition, restriction or other matter of record affecting title to the Property, or (iv) will violate any “exclusive use” or other restrictive covenant of any other lease of any portion of the Property (so long as such exclusive use or restrictive covenant does not restrict the ability of Tenant to engage in the Permitted Use).

(B)                                (1)          Tenant must request Landlord’s consent to an assignment or sublease in writing at least thirty (30) days prior to the commencement date of the proposed sublease or assignment, which request must include (a) the name and address of the proposed assignee or subtenant, (b) the nature and character of the business of the proposed assignee or subtenant, (c) financial information (including financial statements) of the proposed assignee or subtenant, and (d) a copy of the proposed sublet or assignment agreement, which must be in substance and form reasonably acceptable to Landlord.  Tenant shall also provide any additional information Landlord reasonably requests regarding such proposed assignment or subletting.

(2)                               Within twenty-one (21) days after Landlord receives Tenant’s request for consent to a proposed assignment or subletting (with all required information included), Landlord shall have the option: (i) to grant its consent to such proposed assignment or subletting, or (ii) to deny or condition its consent to such proposed assignment or subletting (it being understood that such consent will not, subject to Landlord’s right of termination, be unreasonably withheld, conditioned or delayed), or (iii) at Landlord’s sole discretion, to terminate this Lease effective as of the commencement date of such proposed assignment, or, if a sublease, to sublease the portion of the Premises proposed to be subleased, on the same terms and conditions set forth in the proposed sublease for which Landlord’s consent is sought.  If Landlord fails to respond to Tenant within such period of time, Tenant may deliver to Landlord a second (2nd) request for such consent, which notice shall specifically state that the failure by Landlord to respond within five (5) business days shall be deemed Landlord’s election to grant its consent thereto, and in the absence of a response to such second (2nd) notice, Landlord shall be deemed to have granted its consent thereto.  Landlord acknowledges that as of the date of this Lease, Tenant has delivered to Landlord a list containing the names of the entities identified by Tenant as Tenant’s current direct competitors.  At least seven (7) days prior to the date that Landlord enters into a lease or grants any party (other than Tenant) the right to use any portion of the Premises, Landlord shall deliver a written notice (the “Competitor Request Notice”) to Tenant which requests that Tenant provide Landlord with a written list of Tenant’s then direct competitors.  If within seven (7) days after the date that Tenant receives a Competitor Request Notice, Tenant delivers to Landlord a list of direct competitors, then such list shall be deemed the then-current “Competitor List”, provided that if Tenant fails to deliver to Landlord such list within seven (7) days after the date Tenant receives a Competitor Request Notice, then the then current Competitor List shall be deemed to be the most recent list of direct competitors that has been delivered to Landlord by Tenant.  Landlord acknowledges and agrees that, so long as (x) GTSI is the Tenant hereunder, and (y) GTSI utilizes the Premises for sales, marketing or training purposes or for its executive offices, Landlord may not (i) lease space recaptured pursuant to the foregoing clause 12(B)(2)(iii) or the following Section 12(B)(3) to any direct competitor of GTSI on the then current Competitor List or (ii) permit any direct competitor of GTSI on the then current Competitor List to use any portion of the Premises.  For purposes of this Section 12(B)(2) and Section 12(E), (i) the term “GTSI” shall include Government Technology Services, Inc. and any organization successor thereto by means of merger, consolidation or reorganization, and (ii) the terms “direct competitor” and “direct competitors” shall mean business operations that have been identified by Tenant in writing on the most recent Competitor List as direct competitors in accordance with the foregoing provisions, which operations engage in the resale of computers to the United States government (it being understood that computer manufacturers, and any division of any company which otherwise qualifies as a direct competitor of GTSI but the division of which is to be located within the recaptured space does not engage in the resale of computers to the United States government, shall not be prohibited by the preceding provisions of this Section 12(B)(2)).

(3)                                  Tenant shall additionally have the right to deliver to Landlord advance written notice (each an “Intent Notice”) of Tenant’s intent to assign or sublease before Tenant identifies the proposed assignee or sublessee.  Each Intent Notice shall include the terms and conditions upon which Tenant proposes to assign or sublease.  Landlord may exercise its recapture right pursuant to the foregoing Section 12(B)(2)(iii), with respect to the space Tenant intends to sublet or assign as identified in Tenant’s Intent Notice, within twenty-one (21) days after delivery of Tenant’s Intent Notice, but if Landlord fails to exercise such right within such 21-day period, Landlord shall have no right to exercise such recapture right, with respect to any proposed assignment or sublet of the space identified in Tenant’s Intent Notice on the terms and conditions described in such Intent Notice, during the sixty (60) day period following the expiration of such 21-day recapture period (or any earlier date on which Landlord notifies Tenant that it will not exercise its recapture right at that time).

(C)           Each sublease and/or assignment is also subject to all of the following terms and conditions:

(1)                                  Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount (the “sublet profit”), if any, by which the rent (net of any rent abatements), any additional rent and any other sums paid by the assignee or subtenant to Tenant under such assignment or sublease (after deducting therefrom the reasonable out-of-pocket costs incurred by Tenant in the subject transaction, including, but not limited to, brokerage commissions, hard and soft construction expenses, tenant concessions (exclusive of non-cash concessions, such as free rent), and reasonable legal fees) exceeds the total of (i) the Rent plus (ii) any Additional Rent payable by Tenant hereunder, which is allocable to the portion of the Premises and/or the Lease Term which is the subject of such assignment or sublease.  The foregoing payments shall be made on a monthly basis by Tenant in each month in which a sublet profit is received.  In the event that Tenant receives any consideration in connection with a merger, consolidation, reorganization of Tenant, or in connection with a sale of all or substantially all of Tenant’s assets or stock, then the provisions of this Section 12(c)(1) shall not be applicable to such consideration.

(2)                                  No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only upon the terms and conditions of this Section 12 and, where required, with the prior written consent of Landlord in accordance herewith.  In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee.

(3)                                  No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

(4)                                  Any assignment or sublease made without Landlord’s prior written consent (if such consent is required) shall be void, and shall, at the option of the Landlord, constitute an Event of Default under this Lease.

(5)                                  No assignment or sublease shall be granted for any term which extends beyond the Lease Term.

(6)                                  Tenant shall reimburse Landlord upon demand for all reasonable costs, expenses and fees incurred by or on behalf of Landlord in connection with any proposed assignment or sublease by Tenant (including, but not limited to, Landlord’s reasonable attorneys fees and out-of-pocket expenses, if any), up to a maximum of One Thousand Five Hundred Dollars ($1,500.00) per proposed Transfer.

(D)                               The following events also constitute an “Assignment” which is subject to the terms of this Section and for which Landlord’s prior written consent is required:  (i) if Tenant is a corporation and any part or all of Tenant’s shares of stock, or the shares of stock or other ownership interests of any corporation or other entity owning shares of Tenant’s stock, shall in any one or more instances be issued, or transferred by sale, assignment, conveyance, operation of law (including, but not limited to, transfer as a result of or in conjunction with any merger, reorganization or recapitalization) or other disposition, or otherwise changed, so as to result in less than fifty-one (51%) of such shares, or other ownership interests, or less than fifty-one percent (51%) of any class of such shares or other ownership interests, being owned by the present (i.e., as of the date hereof) owners thereof; (ii) if Tenant is a partnership and any general partnership interest(s), or the stock or other ownership interests of any corporation or other entity owning any such general partnership interests(s), in the partnership shall in any one or more instances be issued, or transferred by sale, assignment, conveyance, operation of law (including, but not limited to, transfer as a result of or in conjunction with any merger, reorganization or recapitalization) or other disposition, or otherwise changed, so as to result in less than fifty-one percent (51%) of such general partnership interests(s), stock (or any class of such stock) or other ownership interests being owned by the present (i.e., as of the date hereof) owners thereof; (iii) if Tenant is a limited liability company or any other type of entity, and any interest(s) of any member or other equity owner, or the ownership interests of any entity owning any membership interest(s) or other equity interest in the Tenant, shall in any one or more instances be issued, or transferred by sale, assignment, conveyance, operation of law (including, but not limited to, transfer as a result of or in conjunction with any merger, reorganization or recapitalization) or other disposition, or otherwise changed, so as to result in less than fifty-one percent (51%) of such membership interests or other such equity and/or ownership interests being owned by the present (i.e., as of the date hereof) owners thereof; or (iv) if effective control of the corporation, partnership, limited liability company or other form of Tenant shall be taken from those exercising such control as of the date hereof.  Notwithstanding anything herein contained to the contrary, this Section 12(D) shall not be deemed to apply to Tenant if Tenant is a corporation the shares of which are traded on a nationally-recognized exchange and which is required to make public disclosures regarding ownership and financial condition.

(E)                                 Notwithstanding any other provision of this Lease to the contrary, GTSI (as defined in Section 12(B)(2)), while it is the Tenant and no Event of Default is in existence hereunder, shall have the right to (1) assign this Lease or to sublet all or any portion of the Premises, in either case without the consent of Landlord, to any successor to GTSI by merger, consolidation or reorganization, and to any affiliate that is wholly-owned by or under common ownership with GTSI (as part of a single group of interlocking companies), or to any wholly-owned and controlled division or sub-entity of GTSI, or (2) sublet up to twenty percent (20%) of the Premises in the aggregate (collectively, the “Permitted Sublettings”) without the consent of Landlord, subject to the satisfaction of the following conditions: (a) the proposed assignee or sublessee (the “Transferee”) and its business shall be of a type and quality suitable for a building of comparable quality and type, (b) the proposed Transferee shall not be a governmental or quasi-governmental authority, a foreign government or international agency or other organization entitled to sovereign or other immunity, (c) the proposed operations of the proposed assignee or subtenant will not materially and adversely interfere with the ability of other tenants of the Building to utilize their premises for the Comparable Uses, (d) GTSI shall notify Landlord not less than ten (10) days in advance of the effective date of such assignment or sublease of GTSI’s intent to enter into such assignment or sublease (failing which, Landlord shall be entitled, and GTSI shall pay to Landlord as liquidated damages, the sum of Five Hundred Dollars ($500.00) for each failure to so notify Landlord), (e) occupancy of the Premises by such Transferee will not violate existing law, (f) there will be no use of the Premises in violation of the terms hereof, (g) with respect to an assignment, such Transferee shall expressly assume all of the obligations of the Tenant hereunder on a form reasonably acceptable to Landlord, and (h) no such assignment or subletting shall relieve GTSI of any agreement, covenant, duty, liability or obligation hereunder.  Landlord acknowledges and agrees that Landlord’s right to recapture pursuant to this Section 12 shall not apply to any assignment or sublease to any successor to GTSI by merger, consolidation or reorganization, or to affiliate that is wholly-owned by or under common ownership with GTSI (as part of a single group of interlocking companies), or to any wholly-owned and controlled division or sub-entity of GTSI, which may be made without Landlord’s consent under the terms hereof, nor to the Permitted Sublettings.

(F)                                 Tenant hereby assigns to the Landlord absolutely the rent due from each assignee and subtenant and Tenant hereby authorizes each such assignee and subtenant to pay said rent directly to Landlord for credit, as and when collected by the Landlord (and net of the Landlord’s reasonable collection costs), against the Rent and Additional Rent payable hereunder; provided that, for all periods in which no Event of Default shall be in existence hereunder, Landlord shall permit Tenant to continue to collect the rent from such assignees and subtenants.

13.           CARE OF PREMISES.

Except to the extent the obligation of Landlord pursuant to the express terms hereof, Tenant covenants and agrees that during the Lease Term it will keep the Premises and every part thereof in good order, condition and repair (subject to reasonable wear and tear, and damage by fire or other casualty which is not Tenant’s obligation to repair), and that it will in all respects and at all times duly comply with all applicable laws, and all covenants, conditions and restrictions applicable to the Property.

14.           ALTERATION BY TENANT.

(A)                              Tenant is hereby given the right, at its sole cost and expense, at any time during the Lease Term, to make non-structural alterations or improvements to the interior of the Improvements which Tenant deems necessary or desirable for its purposes; provided, however, that no alterations or improvements shall be made without the prior written approval of Landlord, which written approval shall not be unreasonably withheld, conditioned or delayed so long as the proposed alterations do not affect the structure of the Property or the systems serving the same, do not require any alterations to be made to portions of the Property outside the Premises, and will not materially and adversely interfere with the ability of other tenants of the Building to utilize their premises for the Comparable Uses.  Landlord’s approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities.  Notwithstanding the foregoing, Landlord’s consent shall not be required for purely cosmetic decorations nor for non-structural alterations costing less than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, so long as (1) Tenant notifies Landlord of its intent to carry out such alterations at least ten (10) days in advance, (2) the proposed alterations do not affect the structure of the Property or the systems serving the same, do not require any alterations to be made to portions of the Property outside the Premises, do not require the issuance of a building permit, and will not adversely affect any other tenant or occupant of the Property, and (3) Tenant provides Landlord with reasonable assurances against the attachment of any mechanics’ or materialmen’s liens to the Property.  Landlord agrees to respond to any request for consent to any alteration costing less than Fifty Thousand Dollars ($50,000) within five (5) business days after delivery to Landlord of Tenant’s request for consent accompanied by detailed plans and specifications for the proposed alteration.

(B)                                All work herein permitted shall be done and completed by the Tenant in a good and workmanlike manner and in compliance with all requirements of law and of governmental rules and regulations.  Tenant agrees to and does hereby indemnify the Landlord against all mechanics’ or other liens arising out of any of such work, and also against any and all costs, damages, injury, claims, liabilities or expenses which arise out of any such work.  The Landlord agrees to join with the Tenant in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may reasonably require in connection with any of the foregoing work.

(C)                                Upon written notice to Tenant within ninety (90) days after expiration of the Lease Term, Landlord may require that Tenant remove, at Tenant’s sole cost and expense, any or all alterations, improvements or additions to the Improvements, and restore the Improvements to their prior condition.  Notwithstanding the foregoing, Landlord shall have no right to require removal of the Tenant Work, or any subsequent alteration, addition, improvement or modification in or to the Premises for which Landlord’s consent is required, unless Landlord expressly reserves (in writing) the right to require such removal at the time Landlord’s consent to the plans and specifications therefor is given.  Unless Landlord requires their removal in accordance with the foregoing, all alterations, additions and improvements which may be made on the Improvements (other than video/surveillance equipment installed by or on behalf of Tenant at Tenant’s expense, exclusive of the Tenant’s Allowance) shall become the property of Landlord and remain upon and be surrendered with the Improvements.  Tenant shall also repair any damage to the Improvements or Tenant Work caused by the installation or removal of Tenant’s trade fixtures, furnishings and equipment, or any alterations or other improvements made to the Improvements or Tenant Work by or on behalf of Tenant.

15.           CONDEMNATION.

(A)                               If the Premises shall be wholly taken by exercise of right of eminent domain, then this Lease shall terminate from the day the possession of the whole of the Premises shall be required under the exercise of such power of eminent domain.  Any award for the taking of all or part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord.  Tenant reserves such separate rights as it may have against the condemning authority to claim damages for loss of its trade fixtures and the cost of removal and relocation expense, provided such Tenant rights do not, in any way, diminish the award to which Landlord would otherwise be entitled or reduce the amounts payable to Landlord pursuant to this subsection.

(B)                                 If such part of the Improvements shall be condemned so as to substantially and materially hamper the operation of Tenant’s business, then the Rent and Additional Rent payable hereunder shall be reduced in the proportion that the remaining area of the Improvements bears to the original area of the Improvements.

16.           SUBORDINATION.

(A)                              Provided that (i) Landlord enters into a mortgage which encumbers all or any portion of the Property, and (ii) Landlord’s mortgagee shall have executed and delivered to Tenant a written subordination, attornment and non-disturbance agreement meeting the criteria set forth in Section 16(B) (the “Approved Agreement”), (x) this Lease shall be subject and subordinate to the lien of such mortgage (and to any and all advances made thereunder) ; however, Landlord’s mortgagee shall have the right, without Tenant’s consent, to require this Lease be superior to any such mortgage, and (y) Tenant agrees to execute such Approved Agreement.  Notwithstanding anything herein to the contrary, if Principal Mutual Life Insurance Company (“PMLIC”) or any party that is related to or affiliated with PMLIC is the mortgagee, the form of the subordination and non-disturbance agreement that will be entered into shall be the form that is attached hereto as Exhibit G.

(B)	(1)

The subordination of this Lease to any mortgage shall be conditioned upon Landlord obtaining from the holder of such mortgage a commercially reasonable form of written non-disturbance agreement which provides (A) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder beyond the applicable notice and cure period (if any), and (B) such holder will agree that in the event it shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease (subject to applicable notice and cure rights), such Mortgagee will perform all obligations of Landlord required to be performed under this Lease.

(2)

Tenant hereby acknowledges that it has been informed that Principal Mutual Life Insurance Company currently is the beneficiary of a deed of trust which encumbers the Land.  Tenant further acknowledges and agrees that the form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit G (the “Approved SNDA”) constitutes a commercially reasonable form of non-disturbance agreement.  Landlord hereby agrees that, if Principal Mutual Life Insurance Company fails to execute and deliver the Approved SNDA to Tenant within five (5) days after Landlord and Tenant execute and deliver this Lease, Tenant may deliver to Landlord a five (5) day written notice of termination (the “SNDA Termination Notice”) within ten (10) days after the expiration of the first 5-day period.  Provided the Tenant’s SNDA Termination Notice is timely delivered, and further provided that such SNDA Termination Notice shall state, inter  alia, that the failure by Principal Mutual Life Insurance Company to execute and deliver the Approved SNDA within five (5) days after delivery of the SNDA Termination Notice will result in a termination of this Lease, if Principal Mutual Life Insurance Company fails to execute and deliver the Approved SNDA to Tenant within five (5) days after delivery of the SNDA Termination Notice this Lease shall cease and terminate without payment of penalty or compensation as if the fifth (5th) day after the date on which Tenant’s SNDA Termination Notice is delivered to Landlord was the Expiration Date, and Landlord shall return to Tenant any Security Deposit and any prepaid Rent,

(3)

Tenant hereby acknowledges that it has been informed that Landlord intends to obtain a construction loan to finance the construction of the Improvements and/or the Tenant Work from a third-party construction lender (the “Construction Lender”).  Landlord hereby agrees that, if the Construction Lender fails to execute and deliver to Tenant a commercially reasonable form of non-disturbance agreement (a “Construction SNDA”, which form shall provide, inter  alia, that if the Construction Lender forecloses upon the Property or accepts a deed to the Property in lieu of foreclosure, the Construction Lender will, subject to the provisions of Section 38 below, diligently pursue completion of the construction of the Improvements and the Tenant Work beginning upon the Construction Lender’s obtaining possession of the Property, provided that (i) Tenant attorns to the Construction Lender as substitute landlord, (ii) Tenant agrees not to terminate this Lease, provided that, subject to the provisions of Section 38 below, the Construction Lender is diligently pursuing completion of the work to be performed by Landlord under Exhibit B, and (iii) Tenant is not in default beyond the expiration of any applicable cure period, on or before August 1, 1998, Tenant may deliver to Landlord a five (5) day written notice of termination (the “Construction SNDA Termination Notice”) on or before August 11, 1998.  Provided the Tenant’s Construction SNDA Termination Notice is timely delivered, and further provided that such Construction SNDA Termination Notice shall state, inter alia, that the failure by the Construction Lender to execute and deliver the Construction SNDA within five (5) days after delivery of the Construction SNDA Termination Notice will result in a termination of this Lease, if the Construction Lender fails to execute and deliver the Construction SNDA to Tenant within five (5) days after delivery of the Construction SNDA Termination Notice this Lease shall cease and terminate without payment of penalty or compensation as if the fifth (5th) day after the date on which Tenant’s Construction SNDA Termination Notice is delivered to Landlord was the Expiration Date, and Landlord shall return to Tenant any Security Deposit and any prepaid Rent.

(C)                                In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease.

(D)                               Tenant hereby agrees that no mortgagee or its successor shall be (i) bound by any payment of Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or its successor (which consent, if PMLIC is the mortgagee, shall not be unreasonably withheld, conditioned or delayed), (iii) liable for damages for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant’s occupancy (it being understood and agreed that such mortgagee or its successor shall be obligated to perform the initial construction of the Improvements in accordance with the provisions of Exhibit B to the extent not previously completed), or (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord.  Notwithstanding anything herein contained to the contrary, (x) the foregoing clause (iv) shall not apply to Principal Mutual Life Insurance Company or its wholly-owned subsidiaries or to any Construction Lender, and (y) with respect to any mortgage, secured in whole or part by the Property, under which PMLIC or any of its wholly-owned subsidiaries is the mortgagee or beneficiary, the disposition of any casualty proceeds and condemnation awards shall, in the first instance, be controlled by the terms of this Lease and not such lender’s loan documents, and such lender will be obligated to return the Security Deposit, whether or not received by such lender.  Upon Tenant’s written request, Landlord agrees to exercise reasonable efforts (the same not to include refinancing, payment of money or posting of security by Landlord) to obtain the agreement of any future mortgagee (other than Principal Mutual Life Insurance Company or its wholly-owned subsidiaries or any Construction Lender) to include in its non-disturbance agreement such mortgagee’s agreement that (a) clause (iv) of this Section 16(D) will be inapplicable, (b)the disposition of any casualty proceeds and condemnation awards shall, in the first instance, be controlled by the terms of this Lease and not such lender’s loan documents, and (c) the lender will be obligated to return the Security Deposit, whether or not received by such lender, but the refusal of any such future mortgagee to agree to such provisions shall not entitle Tenant to refuse to execute a commercially reasonable form of written non-disturbance agreement which complies with Section 16(B).

(E)                                 The word “mortgage” as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder.

17.                                 ACCESS TO PREMISES.

Landlord and its authorized agents shall have access to the Premises, upon forty-eight (48) hours’ notice (but without notice in the event of an emergency) at any and all reasonable times to inspect the same, to make any repair or alteration to the Premises, to exhibit and show the Premises to prospective tenants during the last three hundred fifteen (315) days of the Lease Term, and for other purposes pertaining to the rights of the Landlord.  Tenant may require an authorized representative of Tenant accompany any entry into the Premises, provided Tenant makes such representative available upon reasonable prior notice.  Tenant shall also have the right to restrict access to secure areas, so long as (i) Tenant accepts all responsibility and liability arising from Landlord’s inability to access such areas, and (ii) a senior employee of Landlord or Landlord’s managing agent is provided access to such secure area upon 48-hours’ notice for purposes of verifying the condition and use thereof.  In exercising Landlord’s rights under this Section 17, Landlord agrees to exercise commercially reasonable efforts to avoid any unreasonable interference with the operation of Tenant’s business in the Premises.

18.                                 RULES AND REGULATIONS.

Tenant agrees to comply with the current rules and regulations set forth in the attached Exhibit D and made a part hereof by reference.  Tenant further agrees to comply with future rules and regulations promulgated by Landlord concerning the Premises, to the extent (i) such future rules and regulations do not increase Tenant’s obligations or decrease Tenant’s rights hereunder, (ii) such future rules and regulations are not in conflict with the express terms of this Lease, and (iii) such future rules and regulations are imposed on all comparable tenants in Avion® Business Park.

19.                                 COVENANTS OF RIGHT TO LEASE.

Landlord covenants that it owns the fee interest in the Land subject to existing covenants, conditions and restrictions of record, that it has good and sufficient right to enter into this Lease, subject to approval from Landlord’s mortgagee, and that Landlord alone has the right to lease the Premises for the Lease Term.  Tenant acknowledges that Landlord has provided to Tenant a current title report for the Land (the “Title Report”) prior to the date hereof, and Landlord represents that, to the best of Landlord’s actual knowledge as of the date hereof, Landlord has not entered into any proffers with respect to the Land that are binding upon the Land or the occupants thereof which either are not disclosed on the Title Report or have not been disclosed in writing to Tenant prior to the date hereof.  Landlord further covenants that upon Tenant performing the terms and obligations of Tenant under this Lease, Tenant shall be entitled to have quiet enjoyment of the Premises and the Property throughout the Lease Term and any renewal or extension thereof, without hindrance or molestation by Landlord or anyone lawfully claiming by, through or under Landlord, subject to the terms of this Lease; provided that, nothing herein contained shall be deemed to constitute a guaranty that neighboring tenants will not utilize portions of Tenant’s parking, but, subject to the provisions of Section 36 below, Landlord agrees to consult with Tenant on measures to assure Tenant of the parking it requires.  Subject to the terms hereof, Tenant shall be entitled to use, and will have access to, the Premises three hundred sixty-five (365) days per year, twenty-four (24) hours per day.

20.                                 MECHANICS LIENS.

Neither Tenant nor anyone claiming by, through, or under Tenant or this Lease, shall have the right to file or place any mechanics lien or other lien of any kind or character whatsoever upon the Premises or upon any improvement thereon, or upon the leasehold interest of Tenant therein.  Notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any Property improvements, alteration, repairs or any part thereof, shall at any time be or become entitled to any lien thereon.  For the further security of Landlord, Tenant covenants and agrees to give actual notice thereof in advance to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.  Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond reasonably acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord.  If Tenant fails to remove any lien within the ten (10) day period, then Landlord, upon ten (10) days prior notice to Tenant, may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amount, including, but not limited to, reasonable attorneys fees and costs, shall be deemed Additional Rent.

21.           EXPIRATION OF LEASE AND SURRENDER OF POSSESSION.

(A)                              Holding Over.  Tenant will, at the expiration or termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord in the condition required under this Lease.  If Tenant retains possession of the Premises or any part thereof after such expiration or termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes (i) creation of a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, upon the terms and conditions set forth in this Lease; provided, however, that the monthly Rent (or daily Rent under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, be equal to one hundred ten percent (110%) of the sum of Rent plus Additional Rent owed monthly to Landlord under this Lease immediately prior to such expiration or termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession); provided further that, if Landlord shall institute any action, case or suit to recover possession of the Premises (whether styled as an unlawful detainer action or otherwise), the monthly Rent (or daily Rent under (ii)) payable pursuant to the preceding sentence shall increase, effective as of the date on which such action, case or suit is filed with the court, to one hundred fifty percent (150%) of the sum of Rent plus Additional Rent owed monthly to Landlord under this Lease immediately prior to such expiration or termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession).  If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence.  Tenant shall also pay to Landlord as

Additional Rent all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises,  The provisions of this Section shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

(B)                                Subject to Section 14(C) and the following Section 21(C), upon the expiration of this Lease, by lapse of time or otherwise, any and all buildings, improvements or additions erected on the Premises by Tenant shall, at the option of Landlord, be and become the property of the Landlord without any payment therefor and Tenant shall, at the option of Landlord, surrender said Premises, together with all buildings, improvements or additions thereon, whether erected by Tenant or Landlord, ordinary wear and tear excepted.

(C)                                Tenant may install in the Premises adequate furnishings, furniture, equipment (including, but not limited to, security cameras on the exterior of the Building), fixtures, machinery and other personal property for the operation of its business (collectively, “Tenant’s Property”), and upon the expiration or termination of this Lease by lapse of time or otherwise, Tenant shall remove Tenant’s Property at Tenant’s sole cost.  Upon removal of Tenant’s Property, Tenant shall repair any damage to the Premises caused by the installation or removal thereof at Tenant’s sole cost.

22.                                 DEFAULT-REMEDIES.

(A)                              The occurrence of one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(1)                                  Failure by Tenant to make payment of any Rent, Additional Rent, or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of five (5) business days after written notice of such failure from Landlord; provided that, if two (2) such notices have been delivered within the twelve (12) months immediately preceding any failure to make any payment when and as due, such failure shall, without notice or demand, be deemed an Event of Default;

(2)                                  The making by Tenant (or any guarantor) of any assignment or arrangement for the benefit of creditors;

(3)                                  The levying of an attachment, execution of other judicial seizure upon the Tenant’s property in or interest under this Lease, which is not satisfied or released or the enforcement thereof superseded by an appropriate proceeding within sixty (60) days thereafter;

(4)                                  The appointment of a receiver or trustee to take possession of the property of Tenant (or any guarantor) or of Tenant’s (or any guarantor’s) business or assets and the order or decree appointing such receiver or trustee shall have remained in force undischarged for sixty (60) days after the entry of such order or decree;

(5)                                  The vacating or abandonment of the Premises, unless (i) Tenant notifies Landlord of its intent to vacate or abandon not less than ten (10) days in advance thereof, (ii) Tenant obtains and maintains all necessary endorsements to ensure that Tenant’s insurance shall remain in effect with regard to the Premises, notwithstanding such vacating or abandonment of the Premises, and (iii) Tenant takes all necessary steps to ensure there will be no unauthorized access to the Premises during the period of any such vacancy or abandonment;

(6)                                  The failure by Tenant to maintain any insurance required herein, which failure continues for more than two (2) business days after written notice from Landlord advising Tenant of such failure;

(7)                                  An assignment, subletting, pledge, mortgage, or other transfer of this Lease or the Premises by Tenant, or any transfer of any interest in the Tenant, in violation of Section 12 of this Lease; and/or

(8)                                  The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by the Tenant under the terms, conditions, or provisions of this Lease, which failure is not cured within ten (10) days after written notice thereof from Landlord (or such longer time as may be reasonably required to cure such failure through the exercise of due diligence, unless (i) such failure is a willful repudiation of the Lease authorized by Tenant’s Board of Directors, (ii) such failure cannot, based on objective evidence, be cured, (iii) such failure relates to the existence of a generally-recognized, imminent danger to the health or safety of occupants of the Premises due to a hazardous condition on the Premises, or (iv) such failure subjects Landlord to criminal prosecution).

(B)                                If an Event of Default shall have occurred, Landlord shall have (in addition to all other rights and remedies provided by law or otherwise provided by this Lease) the right, at the option of the Landlord, then or at any time thereafter while such Event of Default shall continue, to elect any one or more of the following:

(1)                                  To continue this Lease in full force and effect (so long as Landlord does not terminate this Lease), and Landlord shall have the right to collect Rent, Additional Rent and other charges when due for the remainder of the Lease Term; and/or

(2)                                  To cure such default or defaults at its own expense and without prejudice to any other remedies which it might otherwise have; and any reasonable payment made or reasonable expenses incurred by Landlord in curing such default, with interest thereon at the Default Rate (as hereafter defined), to be and become Additional Rent to be paid by Tenant with the next installment of Rent falling due thereafter (but in no event earlier than fifteen (15) days, nor later than thirty (30) days, after the date on which Landlord invoices Tenant for the same); and/or

(3)                                  To re-enter the Premises in accordance with applicable law, and dispossess Tenant and anyone claiming through or under Tenant by summary proceedings or otherwise, and remove their effects, and take complete possession of the Premises and either (a) declare this Lease terminated and the Lease Term ended, or (b) elect to continue this Lease in full force and effect, but with the right at any time thereafter that such Event of Default remains uncured to declare this Lease terminated and the Lease Term ended.  In such re-entry, Landlord may, as permitted by applicable law, remove all persons from the Premises, and Tenant hereby covenants in such event, for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to Landlord.  If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, every obligation of Landlord contained in this Lease shall, upon entry of a final, non-appealable judgment terminating this Lease or Landlord’s reentry onto the Premises in accordance with applicable law, cease without prejudice to Tenant’s liability for all Rent, Additional Rent, and other sums owed by Tenant herein.

Should Landlord declare this Lease terminated and the Lease Term ended (pursuant to Section 22(B)(3)(a) above), the Landlord shall be entitled to recover from Tenant the Rent, Additional Rent, and all other sums due and owing by Tenant to the date of termination, plus the reasonable costs of curing all Tenant’s defaults existing at or prior to the date of termination, plus the reasonable costs of recovering possession of the Premises, plus the reasonable costs of reletting the Premises including, but not limited to repairs to the Premises, costs to prepare and refinish the Premises for reletting, leasing commissions, rental concessions, and legal fees and costs, plus other actual damages suffered or incurred by Landlord due to all Events of Default and any late fees or other charges incurred by Landlord under any mortgage, plus the deficiency, if any, between Tenant’s Rent and Additional Rent for the balance of the Lease Term and the rent obtained by Landlord under another lease for the Premises, for the balance of the Lease Term remaining under this Lease on the date of termination.

Should Landlord elect to continue this Lease (pursuant to Section 22(B)(3)(b) above), Landlord shall be entitled to recover from Tenant the Rent, Additional Rent and all other sums due and owing by Tenant up to the date of dispossession, plus the reasonable costs of curing all Events of Default existing at or prior to the date of dispossession, plus the Rent, Additional Rent and all other sums owed by Tenant on a continuing basis as said amounts accrue to the end of the Lease Term, less the rental which Landlord receives during such period, if any, from others to whom the Premises may be relet, plus the reasonable cost of recovering possession of the Premises, plus the reasonable costs of reletting including, but not limited to repairs to the Premises, costs to prepare and refinish the Premises for reletting, leasing commissions, rental concessions, and legal fees and costs.  Any suit brought by Landlord to enforce collection of such deficiency for any one month shall not prejudice Landlord’s right to enforce the collection of any deficiency for any subsequent month in subsequent separate actions, or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any rent, additional rent or other sums that are or may be projected to be received by Landlord upon a subsequent reletting of the Premises.  In the event that Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply against Landlord’s damages any rent, additional rent or other sums generated or projected to be generated by either such other premises or the period extending beyond the scheduled expiration of the Lease Term.  Landlord shall use commercially reasonable efforts to relet and rent the Premises with or without advertising for the remainder of the Lease Term, or for such longer or shorter period as Landlord shall deem advisable.

In lieu of the amounts recoverable by Landlord pursuant to the two immediately preceding paragraphs, but in addition to other remedies and amounts otherwise recoverable by Landlord in this Lease, Landlord may, at its sole election, (i) terminate this Lease, (ii) collect all Rent, Additional Rent, and other sums due and owing by Tenant up to the date of termination, and (iii) provided Landlord terminates Tenant’s right to possession of the Premises, accelerate and collect the present value of the positive difference (if any) between (x) the sum of all Rent, Additional Rent and all other sums required to be paid by Tenant through the remainder of the Lease Term, and (y) the fair market rental value of the Premises for the remainder of the Lease Term, net of a reasonable vacancy and concession allowance determined by Landlord in its reasonable discretion (the present value of such difference being herein referred to as the “Accelerated Rent”), which Accelerated Rent shall be discounted to present value using an interest rate equal to six and one-half percent (6.5%) per annum (“Present Value Accelerated Rent”).  In the event Landlord is successful in reletting the Premises for any part of the remainder of the Lease Term prior to payment of the Present Value Accelerated Rent, the fair market rental value shall be deemed to equal the rents reserved under such reletting, and Landlord shall not be obligated to pay over the proceeds of such reletting in whole or part.  In no event shall Landlord be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting.

(C)                                Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, or (5) which exempts property from liability for debt or for distress for rent.  Landlord and

Tenant each hereby consents to the exercise of personal jurisdiction over it by any federal or local court in the jurisdiction in which the Premises is located.

(D)                               If Tenant fails to take possession of the Premises upon the commencement of the Lease Term, Landlord and Tenant acknowledge that this Lease Agreement may be construed as a contract to or for lease, as opposed to a contract of lease.  Accordingly, Landlord and Tenant agree that, if Tenant defaults under this Lease (beyond the applicable notice and cure period, if any) prior to the Lease Commencement Date, or if Tenant fails to accept possession of the Premises when tendered by Landlord (it being acknowledged and agreed that any such failure by Tenant to accept possession of the Premises when tendered by Landlord shall be an Event of Default hereunder, but that Tenant shall not be required to actually occupy the Premises in order for Tenant to accept possession thereof), Landlord shall be entitled to terminate Tenant’s right to possession of the Premises pursuant to the Lease Agreement and to recover from Tenant, subject to the conditions and limitations set forth in Section 22(B), contract damages resulting from Tenant’s default and/or failure to accept possession of the Premises in an amount equal to all of the rents and other sums required to be paid under the Lease (as if Tenant had taken possession of the Premises when tendered by Landlord) from the date on which Landlord tenders possession of the Premises to Tenant until the date on which the Premises are relet (if ever) or any earlier date on which the Lease would have expired by its terms, plus (but without duplication) all of the damages reserved to Landlord in Section 22(B) of this Lease (including, but not limited to, any rent deficiency upon any reletting, costs of reletting, and court costs and attorneys’ fees incurred to relet the Premises and/or to enforce Landlord’s rights under the terms of this Lease).

(E)                                 Landlord Default.

(1)                                  Subject to the terms hereof, if (i) Landlord shall default in the performance of any covenant or provision of this Lease pertaining to the provision of services by Landlord or performance of repairs or maintenance on Landlord’s part to be performed (which default shall not be occasioned by (a) the acts or omissions of Tenant or Tenant’s agents, assignees, contractors, employees, invitees, licensees, sublessees or others for whose actions Tenant is responsible or over whose actions Tenant can reasonably be expected to exercise control, or (b) circumstances, events or facts beyond Landlord’s reasonable control), (ii) Landlord shall fail to remedy such default within ten (10) days after Tenant shall have given Landlord written notice of such default specifying the same in detail and specifying that the failure to cure the same within ten (10) days shall be deemed a Landlord Default hereunder, and (iii) such default shall substantially impair Tenant’s use and enjoyment of the Premises, then upon the expiration of such 10-day cure period the Tenant shall (as Tenant’s sole and exclusive remedies) be entitled to exercise the remedies set forth in this Section 22(E).  Notwithstanding the foregoing, in the event that any such default is not reasonably susceptible of cure within such ten (10) day cure period, such cure period shall automatically be deemed to be extended for such additional period as shall be reasonably required to cure such default, provided that Landlord commences such cure within such 10-day period and diligently pursues such cure thereafter.  Any such default on the part of Landlord which is not cured within such 10-day cure period (as the same may be extended pursuant to the preceding sentence) shall be deemed a “Landlord Default”.

(2)                                  Subject to the terms hereof, in the event of a Landlord Default, Tenant shall, provided that no Event of Default by Tenant is in existence hereunder, have the right (but not the obligation) to remedy such Landlord Default and charge Landlord for the reasonable cost of such remedy, which charges shall be payable by Landlord within thirty (30) days of Tenant’s demand therefor; provided that, (i) Tenant’s actions to cure any Landlord Default shall conform and comply in all respects with the terms of this Lease (including, but not limited to, the applicable provisions of Section 14), (ii) the charges payable by Landlord pursuant to this Section 22(E) shall constitute Operating Expenses to the extent the same would constitute Operating Expenses under Section 5 hereof if incurred directly by Landlord (it being agreed, however, that any additional incremental increase in such costs which is reasonably attributable solely to the Landlord Default (i.e., if Landlord had performed directly it would have been able to render performance at a lower cost) shall be excluded from Operating Expenses), and (iii) Tenant shall have no right to remedy any Landlord Default if (a) such remedy will or may materially and adversely interfere with the ability of other tenants of the Building to utilize their premises for the Comparable Uses or invalidate or impair any warranty applicable to any portion of the Building, the Building structure or any system serving any of the same, or (b) such Landlord Default arises from or out of, or in connection with, any fire or other casualty damage to, or condemnation of, the Building.

(3)                                  In the event Tenant engages in self-help as provided in subparagraph 22 (E) (2) above and Landlord disagrees with the propriety of Tenant’s actions and/or the level of expenses incurred by Tenant, and refuses to reimburse Tenant for its costs, the parties agree to submit such dispute to arbitration; provided that, this subparagraph 22(E)(3) shall not be deemed to require that Tenant refrain from curing a Landlord Default in compliance with this Section 22(E) until such dispute is submitted to arbitration, nor shall this subparagraph 22(E)(3) be deemed to preclude Landlord from submitting to arbitration, after the exercise of such remedy by Tenant, any dispute regarding the existence of a Landlord Default or arising from the exercise of (or the costs of exercising) such remedy by Tenant.

(4)                                  Notwithstanding anything herein contained to the contrary, in the event the Building, or any part thereof, or the land on which the Building is constructed, or the Landlord’s estate in the Building, is at any time subject to a mortgage or deed of trust (each a “Mortgage”), and/or (ii) this Lease, or the Rent payable under this Lease, is assigned to a mortgagee or the trustee(s) under a deed of trust (each a “Mortgagee”), then Tenant shall have no right to exercise any remedy under this Section 22(E) unless and until Tenant shall first deliver written notice, in the manner provided elsewhere in this Lease for the delivery of notices, to such Mortgagee, specifying the Landlord Default in reasonable detail, and affording such Mortgagee the same notice and cure period set forth above for the cure of a Landlord Default (it being understood and agreed that no such Mortgagee shall be obligated to cure any Landlord Default).  Tenant further agrees to deliver to each such mortgagee or trustee a copy of any notice delivered to Landlord pursuant to the provisions of this Section 22(E).

23.                                 RE-ENTRY BY LANDLORD.

No re-entry by Landlord or any action brought by Landlord to remove Tenant from the Premises shall operate to terminate this Lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant’s liability shall be as above provided.  Subject to the express limitations and conditions set forth herein, no right or remedy herein granted to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute.  In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now or herein enacted.

24.                                 ADDITIONAL RIGHTS TO LANDLORD.

(A)                              In addition to any and all other remedies, Landlord or Tenant may restrain any threatened breach of any covenant, condition or agreement herein contained, but except as otherwise expressly set forth herein the mention herein of any particular remedy or right shall not preclude the Landlord or Tenant from any other remedy or right it may have either at law or equity, or by virtue of some other provision of this Lease; nor shall the consent to one act, which would otherwise be a violation or waiver of or redress for one violation either of covenant, promise, agreement, undertaking or condition, prevent a subsequent act which would originally have constituted a violation from having all the force and effect of any original violation.

(B)                                Receipt by Landlord of Rent or other payments from the Tenant shall not be deemed to operate as a waiver of any rights of the Landlord to enforce payment of any Rent, Additional Rent, or other payments previously due or which may thereafter become due, or of any rights of the Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to the Landlord, the right of Landlord to declare a forfeiture for each and every breach of this Lease is a continuing one for the life of this Lease.

(C)                                Intentionally Deleted.

(D)                               Intentionally Deleted.

25.                                 SUCCESSORS, ASSIGNS AND LIABILITY.

The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively, subject to Section 12 hereof.  In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

26.                                 NOTICES.

All notices and demands required to be given to either party hereunder shall be in writing and shall be deemed to have been given upon the earlier to occur of delivery or refusal of delivery (or inability to deliver at the last address provided by the recipient to the sender), provided that such notice or demand is sent by certified United States mail, postage prepaid, return receipt requested, or by personal delivery, or by a nationally recognized overnight delivery service which provides evidence of delivery, delivery prepaid, addressed to the party to whom directed at the address set forth below or at such other address as may be from time to time designated in writing by the party changing such address.

Landlord	Tenant

Petula Associates, Ltd.	If Prior to the Commencement
711 High Street	Date:
Des Moines, Iowa 50392-1370	Government Technology
Attn: CRE Equities/Mid-Atlantic Team	4100 Lafayette Center Drive
Chantilly, VA 20151-1200

With a copy to:	With a copy to:

Trammell Crow Real Estate	Government Technology
Services, Inc.	Services, Inc.
1115 30th Street, N.W.	4100 Lafayette Center Drive
Washington, D.C. 20007	Chantilly, Virginia 20151-1200
Attn: Property Manager/Avion	Attn: General Counsel

If after the Commencement
Date:

Tenant at the Premises
Attn: Director of Facilities

With a copy to:

Tenant at the Premises
Attn: General Counsel

27.           MORTGAGEE’S APPROVAL.

Tenant hereby agrees that, if Landlord’s mortgagee shall require modifications of the terms and provisions of this Lease, Tenant shall not unreasonably withhold, condition or delay its execution and delivery of the agreements required to effect such Lease modification (it being understood that any such reasonable modification(s) shall be executed and delivered within thirty (30) days after Landlord’s request therefor).  In no event, however, shall Tenant be required to agree to modify any provision of this Lease relating to the amount of Rent, Additional Rent or other charges reserved herein, the size and/or location of the Premises, the Improvements or the Lease Term, or to any modification which would conflict with the express terms hereof, nor shall any such modification diminish Landlord’s obligations or Tenant’s rights hereunder or increase Tenant’s obligations hereunder.

28.                                 ESTOPPEL CERTIFICATES.

Within fifteen (15) days after delivery of a written request from the other party hereto (the “Requesting Party”), the party receiving such request (the “Receiving Party”) agrees to execute, acknowledge and deliver to the Requesting Party (or, if Landlord is the Requesting Party, any proposed mortgagee or purchaser) a statement in writing, in form reasonably satisfactory to the Requesting Party, certifying whether this Lease is in full force and effect and, if it is in full force and effect, what modifications (if any) have been made to this Lease to the date of the certification, whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be, and setting forth the date(s) to which Rent or other charges have been paid in advance, if any.  The failure of Tenant to execute, acknowledge, and deliver to Landlord a statement requested pursuant to this Section 28, which failure shall continue for more than five (5) days after a second (2nd) written notice from Landlord (delivered not earlier than the expiration of the initial 15-day period) demanding such statement, shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect and that the Rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of Landlord’s notice to Tenant and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice.

29.                                 DEFAULT RATE OF INTEREST.

All amounts owed by one party to the other pursuant to any provision of this Lease shall bear interest from the date due until paid at five percent (5%) per annum above the generally prevailing “prime rate” as published in the “Money Rates” section of the Wall Street Journal (Eastern Edition) on the due date of such sum (or, if not a business day, the next business day), unless a lesser rate shall then be the maximum rate permissible by law, in which event said lesser rate shall be charged (“Default Rate”); provided that, interest shall not accrue on any payment which is paid within five (5) business days after written notice that such payment is due and payable, unless two (2) or more such notices have been delivered to the party from whom payment is due within the twelve (12) months immediately preceding the due date of the current payment.

30.                                 EXCULPATORY PROVISIONS.

It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, indemnities and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings, indemnities and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, indemnities and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Property.  Landlord shall not have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained.  All such personal liability of Landlord, if any, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.  Notwithstanding the foregoing, this Section 30 shall be inapplicable to any judgment for monetary damages entered against Landlord and in favor of Tenant, to the extent Tenant’s damages were found to have been proximately caused by Landlord’s fraud or Landlord’s misapplication of insurance proceeds or a condemnation award.

31.                                 MORTGAGEE PROTECTION.

Tenant agrees to give any holder of any first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a “First Mortgage”) against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing of the address of such First Mortgage holder.  Tenant further agrees that if Landlord shall have failed to cure any such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of the First Mortgage shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the First Mortgage has commenced with such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

32.                                 RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS.

Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 (“ADA”) relating to any portion of the Premises or the Improvements; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Improvements; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Improvements.

33.                                 LAWS THAT GOVERN.

The terms and conditions of this Lease shall be governed by the laws of the jurisdiction in which the Premises is located.

34.                                 FINANCIAL STATEMENTS.

Within ten (10) business days of Landlord’s request, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements for the two (2) years prior to the current year.  The financial statements shall include a balance sheet, profit and loss statement, and statement of cash flows for each year, accompanied by an opinion from a certified public accountant certifying that the financial statements are prepared in accordance with generally accepted accounting principles consistently applied.  If Tenant fails to deliver such financial statements within two (2) business days after Landlord’s second (2nd) request for such financial statements, an amount equal to $250 per day shall be charged as Additional Rent for each day thereafter on which Tenant fails to deliver to Landlord the financial statements required herein.  Notwithstanding the foregoing, this Section 34 shall not be deemed to apply to GTSI or to any other publicly traded corporation so long as GTSI or such publicly traded corporation, as applicable, publicly discloses its financial condition.

35.                                 PARKING.

In connection with construction of the Improvements, Landlord shall construct on the Premises in accordance with the Work Agreement attached hereto as Exhibit B, surface parking at a ratio equal to not less than 4 spaces per 1,000 square feet of net rentable area in the Improvements.  Tenant shall have the right to park in the parking facilities free of charge (other than payment of Tenant’s Pro Rata Share of Operating Expenses).  If, after Landlord completes construction of the second building (the “Second Building”) contemplated by the Current Site Plan (as defined herein) and executes a lease therefor, Tenant determines that use of parking on the Property by third parties is leaving Tenant with insufficient parking spaces for its employees and visitors, Tenant shall have the right to install professional signs and stencils on Tenant’s parking spaces, identifying such spaces as reserved for the exclusive use of Tenant and its employees and invitees.  Tenant shall have the right, at any time, to install professional signs and stencils identifying Tenant’s executive and visitor parking spaces.  Tenant shall have the right to tow any vehicle parked in Tenant’s parking spaces in violation of Tenant’s posted signs, provided that such signs warn that violators will be towed and provide such other information as is required by law to allow such towing.  Landlord and Tenant acknowledge that Tenant’s parking area will be as shown cross-hatched on the Current Site Plan (subject to modification in accordance with Exhibit B).  Tenant shall, at all times and at Tenant’s sole expense, maintain its parking signs and stencils in a first-class condition.

36.           SIGNAGE.

(A)                              Landlord shall permit Tenant to place two (2) signs containing Tenant’s logo upon the Improvements subject to Landlord’s approval as to design, method of attachment, placement, size, color and style (such approval not to be unreasonably withheld, conditioned or delayed), it being further agreed that Landlord shall not withhold its approval as to the design, color, size, or style of such signs to the extent that such signs comply with the signage requirements of Exhibit E hereto.  So long as Tenant shall occupy at least fifty percent (50%) of the Building, no other tenant shall be permitted to place signage on the Building.

(B)                                So long as Tenant occupies at least seventy-five percent (75%) of the Building, Tenant shall also have the exclusive right, subject to approval by Fairfax County and receipt of all necessary approvals, easements, licenses and permits (which the parties agree to cooperate to obtain), to install and maintain one (1) monument sign containing Tenant’s name and/or logo on the Land adjacent to Stonecroft Boulevard (in a location mutually-agreed by Landlord and Tenant [and to be tentatively agreed by the parties not later than when Landlord’s proposed site plan is submitted for Fairfax County approval], each hereby agreeing to negotiate the same in good faith and further agreeing not to unreasonably withhold, condition or delay their agreement to the same).  If Tenant occupies less than seventy-five percent (75%) of the Building, Landlord shall have the right to install and maintain its own monument sign on the Land adjacent to Stonecroft Boulevard (in a location mutually-agreed by Landlord and Tenant, each hereby agreeing to negotiate the same in good faith and further agreeing not to unreasonably withhold, condition or delay their agreement to the same).  If Tenant occupies less than seventy-five percent (75%) of the Building, and Fairfax County does not permit installation of a second monument sign on the Land adjacent to Stonecroft Boulevard, Tenant agrees to provide Landlord with fifty percent (50%) of the signage space on its monument sign and Landlord agrees to reimburse Tenant for (i) any modifications to such monument sign reasonably required in connection therewith and (ii) fifty percent (50%) of the original cost of constructing and installing the monument sign.

(C)                                In the event Landlord, in Landlord’s sole discretion, installs a monument or directional signage at the entrance to the parking areas from Avion Parkway, Tenant shall be entitled to have sign space on such directional sign equal to that of the other tenants occupying improvements on Parcel D-l, Avion Development, as shown on plat attached to Deed of Division recorded in Deed Book 7375 at page 562, among the land records of Fairfax County, Virginia (“Parcel D-l”); provided that, Tenant’s signage thereon shall be uppermost in location on such directional sign.  Tenant shall reimburse Landlord for its proportionate share (based on the proportion of signage space allowed thereon) of all costs, expenses and fees attributable to such directional sign.

(D)                               Tenant shall obtain and pay for all governmental approvals, permits and/or licenses required in connection with any signage installed by or on behalf of Tenant.  In addition, all such signage shall be subject to Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed), and must comply with the established signage program at Avion Business Park  (a copy of which is attached hereto as Exhibit E) and with all covenants, conditions and restrictions of record.  The cost of Tenant’s signage shall be borne by Tenant (it being understood, however, that Tenant may elect to be reimbursed from the Allowance (as defined in Exhibit B) for the cost of Tenant’s permitted signage.

(E)                                 If any signage (other than signage on the interior of the Premises which is not visible from outside the Premises) is exhibited without Tenant first obtaining the Landlord’s written consent thereto, Landlord shall have the right, upon ten (10) days written notice to Tenant, to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in connection with such removal.  Tenant shall maintain all of its signage in a good state of repair and save the Landlord harmless from any loss, cost or damage as a result of the construction, installation, maintenance, existence or removal of the same, and Tenant shall repair any damage which may have been caused by the construction, installation, operation, existence, maintenance or removal of such signage.  Upon vacating the Premises, Tenant shall remove all of its signage and repair all damage caused by the installation, operation and/or removal thereof, at the Tenant’s sole expense.

37.           RECORDATION.

Except to the extent required by law, Tenant shall not record this Lease among or in any public records.

38.           FORCE MAJEURE.

This Lease and the obligations of the parties hereunder shall not be affected or impaired because the Landlord or Tenant (as applicable) is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, acts of God, or any other cause (s) beyond the reasonable control of the Landlord or Tenant (as applicable) (which causes are referred to collectively herein as “Force Majeure”).  The time specified for the performance of an obligation of Landlord or Tenant (as applicable) in this Lease shall be extended one day for each day of delay suffered by Landlord or Tenant (as applicable) in the performance of such obligation as a result of any Force Majeure cause, provided that the party from whom performance is due exercises commercially reasonable efforts to mitigate the effects of such Force Majeure cause.  Notwithstanding the foregoing, but subject to the terms of the sentence which immediately follows this sentence, (i) this Section 38 shall have no application to, nor shall the time for the performance of Landlord’s or Tenant’s obligations hereunder be extended with respect to, any obligation for the payment of money or the surrender of the Premises upon the expiration of the Lease Term, and (ii) this Section 38 shall be disregarded for purposes of determining Tenant’s termination rights pursuant to Section 2(A)(4) and for determining the liquidated damages, if any, to which Tenant may be entitled pursuant to Section 10(c) of Exhibit B (it being understood that Force Majeure shall have no application to Section 2(A)(4), and is independently treated in Section 10(c) of Exhibit B).  Notwithstanding anything herein to the contrary, (x) if the Construction Lender has foreclosed upon the Property or has accepted a deed in lieu of foreclosure, and (y) such Construction Lender is diligently pursuing completion of the work to be performed by Landlord under Exhibit B hereto, this Section shall apply to Tenant’s right to terminate pursuant to Section 2(A)(4).

39.           LANDLORD’S LIEN.

As security for the performance of Tenant’s obligations, Tenant grants to Landlord a lien upon and a security interest in Tenant’s existing or hereafter acquired personal property, inventory, furniture, furnishings, fixtures, equipment, licenses, permits, and all other tangible and intangible property, assets and accounts, and all additions, modifications, products and proceeds thereof, including, without limitation, such tangible property which has been used at the Premises, purchased for use at the Premises, located at any time in the Premises or used or to be used in connection with the business conducted or to be conducted in the Premises, whether or not the same may thereafter be removed from the Premises.  Such lien shall be in addition to all rights of distraint available under applicable law.  Within five (5) days after request from time to time, Tenant shall execute, acknowledge and deliver to Landlord a financing statement and any other document evidencing or establishing such lien and security interest which may be requested by Landlord.  During the Lease Term, Tenant shall not sell, transfer or remove from the Premises any of the aforementioned tangible property without Landlord’s prior written consent, unless the same shall be promptly replaced with similar items of comparable value.  In order to further assure Tenant’s performance of its obligations under this Lease, Tenant covenants that during the Lease Term, it will not convey or otherwise transfer its assets or permit its assets to be encumbered to the extent that any such conveyance, transfer or encumbrance is not done in the ordinary course of Tenant’s business or would materially and adversely affect the net worth of Tenant.  Notwithstanding anything herein to the contrary, said lien shall be subordinated to the rights of any lessor of any equipment or personal property under any equipment lease, the rights of the seller under any conditional sales contract, and to the properly perfected lien of any bona fide third party lender providing financing to Tenant in the ordinary course of Tenant’s business.  Landlord also shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for rent as security for all Rent, Additional Rent and any other sums payable under this Lease.

40.           BROKERS.

Tenant represents and warrants to Landlord, and Landlord represents and warrants to Tenant, that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Trammell Crow Real Estate Services, Inc. and Cambridge Property Group Limited Partnership in the negotiating or making of this Lease, and each agrees to indemnify and hold the other party, and its respective agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Property or Premises or claiming to have caused Landlord or Tenant to enter into this Lease.  Landlord acknowledges that it has agreed to pay Trammell Crow Real Estate Services, Inc. and Cambridge Property Group Limited Partnership a commission with respect to this Lease, pursuant to a separate agreement.

41.           CONFIDENTIALITY.

Tenant agrees that this Lease is confidential and, agrees to exercise reasonable, good faith efforts not to disclose the contents of this Lease to any third party, except Tenant’s brokers, lawyers, architects, engineers, and other consultants engaged in connection with this Lease transaction; provided that, this Section 41 shall not prohibit the disclosure of the terms of this Lease to the U.S. Government or Tenant’s lenders, to the extent required by law or contract between Tenant and such party.

42.                                 LEASE/DEED OF LEASE.

To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease executed under seal.

43.                                 RIGHT OF FIRST OFFER.

(A)                              Subject to the terms hereof and provided no Event of Default then remains uncured under the Lease, Landlord agrees that it will not sell the Premises (or, if the Premises is Landlord’s sole asset, transfer all of Landlord’s capital stock) during the Lease Term unless it first extends a bona fide offer to sell the Premises to Tenant at a price and on such terms and conditions as Landlord may describe in a written “offer to sell” given to Tenant in the same fashion as notices given pursuant to the provisions of Section 26 of this Lease.  Landlord shall, not less than fifteen (15) days prior to Landlord’s general circulation of offering materials for the Premises, deliver to Tenant the offer to sell (“Sale Offer Notice”).  Tenant shall have fifteen days after receipt of the Sale Offer Notice to (i) exercise its right of first offer by agreeing to the economic terms of the purchase and sale and giving Landlord written notice of Tenant’s election to acquire the Premises (“Sale Election Notice”) or (ii) not to exercise its right of first offer for the acquisition of the premises, it being understood and agreed that if no notice is received from Tenant during said fifteen day period, Tenant shall be deemed not to have elected to purchase the Premises.  Within 30 days after receipt of Tenant’s Sale Election Notice, Landlord will provide Tenant with an agreement of purchase and sale, which Landlord and Tenant will negotiate and execute within thirty (30) days of Tenant’s delivery of the Sale Election Notice.  In the event Tenant fails to execute the agreement of purchase and sale within said thirty (30) day period after giving its Sale Election Notice or in the event Tenant does not deliver the Sale Election Notice, then Landlord shall have the right thereafter to sell the Premises to any third party purchaser free and clear of any rights by Tenant under this Section 43; provided that, before entering into a contract to sell the Premises at a price which is less than ninety-five percent (95%) of the price at which the Premises was offered to Tenant in Landlord’s Sale Offer Notice, Landlord shall again offer to sell the Premises to Tenant in accordance with this Section 43 (in which event Tenant shall exercise its rights under this Section 43 by delivery of the Sale Election Notice within three (3) business days after delivery of the Sale Offer Notice).

(B)                                Subject to the terms hereof and provided no Event of Default has occurred under the Lease, Landlord agrees that, during the first (1st) six and one-half (6-1/2) years of the Lease Term, before executing any lease for space in any other building constructed on Parcel D-l (an “Adjacent Building”), Landlord will provide Tenant with a bona fide offer to lease such Adjacent Building at a rental rate and on such other terms and conditions as Landlord describes in a written “offer to lease” (the “Lease Offer Notice”) delivered to Tenant in the same fashion as notices given pursuant to the provisions of Section 26 of this Lease.  Tenant shall have fifteen days after receipt of the Lease Offer Notice to (i) exercise its right of first offer by agreeing to the economic terms of the lease and giving Landlord written notice of Tenant’s election to lease such Adjacent Building (“Lease Election Notice”) or (ii) not to exercise its right of first offer for the lease of the Adjacent Building, it being understood and agreed that if no notice is received from Tenant during said fifteen day period, Tenant shall be deemed not to have elected to lease the Adjacent Building.  Within 30 days after receipt of Tenant’s Lease Election Notice, Landlord will provide Tenant with a lease agreement, which Landlord and Tenant will negotiate and execute within thirty (30) days of Tenant’s delivery of the Lease Election Notice.  In the event Tenant fails to execute the lease agreement within said thirty (30) day period after giving its Lease Election Notice or in the event Tenant does not deliver the Lease Election Notice, then Landlord shall have the right thereafter to lease all or any part of the Adjacent Building to any third party free and clear of any rights by Tenant under this Section 43.  Notwithstanding anything herein contained to the contrary, Tenant acknowledges that (i) its rights under this Section 43(B) are subject and subordinate to any now-existing expansion rights in or to such Adjacent Building, and to any expansion or renewal rights granted to future tenants of such Adjacent Building, and (ii) this Section 43(B) shall be inapplicable to the initial “lease-up” of any “pre-leased” or “build-to-suit” Adjacent Building.

44.                                 MISCELLANEOUS.

(A)                              In the event that Tenant desires to store or maintain the type or character of goods or materials in the Premises which cause an increase in insurance premiums, Tenant shall first obtain the written consent of Landlord and Tenant shall reimburse Landlord for any increase in premiums caused thereby.

(B)                                Unless the context clearly denotes the contrary, the words “Rent” and “Additional Rent” as used in this Lease not only includes cash rental for the Premises, but also all other payments and obligations to pay assumed by the Tenant, whether such obligations to pay run to the Landlord or to other parties.

(C)                                In any litigation between the parties arising out of this Lease, or in connection with any consultations with counsel and other actions taken or notices delivered in relation to a default by any party to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable expenses and costs including reasonable attorneys’ fees incurred by the prevailing party in connection with the default and/or litigation, as the case may be (including fees and costs in preparation for and at trial, and on appeal, if applicable) (“Legal Costs”).  The Legal Costs shall be payable on demand, and, if the prevailing party is Landlord, the Legal Costs shall be deemed Additional Rent, subject to all of Landlord’s rights and remedies provided herein.

(D)                               It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy.  If Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent,  Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, unless such counterclaim is a mandatory counterclaim which would be waived if not interposed in such proceeding.

(E)                                 If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

(F)                                 Landlord and Tenant warrant that this agreement is being executed with full corporate authority and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the corporation by appropriate and legal resolution of its Board of Directors.

(G)                                This Lease contains the entire agreement between the parties hereto.  No representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect, and all reliance by Tenant with respect to any representations, inducements, promises or agreements is based solely on those contained in this Lease.  Any modification to this Lease must be in writing and duly executed by the parties hereto.

45.                                 ROOF-TOP EQUIPMENT.

Tenant shall have the right to utilize a portion of the roof of the Building for purposes of installing and operating one or more satellite dishes or antennas, subject to the terms of the attached

Exhibit F.  Landlord and Tenant shall each complete, execute and deliver to other the attached Exhibit F prior to Tenant making any installation upon the Building roof.  Nothing herein contained shall be deemed to grant Tenant the exclusive right to utilize the roof of the Building.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on this 10th day of December, 1997.

WITNESS/ATTEST:	LANDLORD:

PETULA ASSOCIATES, LTD., an Iowa corporation
/s/ Susie Wieland
	By:	/s/ Michael D. Ripson	(Seal)
MICHAEL D. RIPSON
	Title:	VICE PRESIDENT

	By:	/s/ H. L. Minear	(Seal)
H. L. Minear
	Title:	Vice President

WITNESS/ATTEST:	TENANT:

GOVERNMENT TECHNOLOGY SERVICES, INC.,
a Delaware corporation
	By:	/s/ M. Dendy Young	(Seal)
	Title:	CEO

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made entered into as of April 30, 2003 by and between AG/ARG Avion, LLC and GTSI Corp (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 10, 1997 (the “Lease”) for 102,022 feet of space (the “Premise”) in a facility at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 (the “Building”);

WHEREAS, Tenant desires to install a satellite dish on the roof of the Building and Landlord agrees to allow such installation, upon the terms and conditions and as more particularly set forth herein below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant, intending legally to be bound, hereby agrees as follows:

1.             Communications Equipment. Tenant shall have the right to install and maintain one (1) satellite dish (the “Communications Equipment”) on the roof of the Building throughout the Lease Term, subject to the following terms and conditions:

(a)           The location, size, weight, height and all other features and specifications of the Communications Equipment and the manner of initial installation of the same shall be subject to Landlord’s prior written approval, which approval may be granted or withheld in Landlord’s sole and absolute discretion; provided, however, that in no event shall (i) the diameter of any satellite dish exceed twenty-four (24”), and (ii) any portion of the Communications Equipment extend over the top of the roof of the Building.  Tenant shall reimburse Landlord for Landlord’s expenses incurred in such review.  All repair and installation required after the initial installation of the Communications Equipment also shall be subject to Landlord’s prior written approval (to be granted or withheld in Landlord’s sole and absolute discretion), which approval shall be at Tenant’s sole cost and expense.

(b)           Tenant, at its sole cost and expense, shall procure all necessary governmental permits and licenses for the construction and maintenance of the Communications Equipment, and shall at all times comply with all requirements of laws, ordinances, orders, rules and regulations of all public authorities and insurance companies which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Communications Equipment or arising out of Tenant’s use or manner of use thereof.  The failure by Tenant to procure any such permits shall not in any way affect Tenant’s obligations under this Lease.

(c)           Tenant shall pay and discharge all costs and expenses incurred by Landlord in connection with the furnishing, installation, maintenance, operation and removal of the Communications Equipment within fifteen (15) business days after written demand therefore.

(d)           Installation of the Communications Equipment shall be at Tenant’s sole expense and risk.  The Communications Equipment shall be approved by Landlord and shall be screened from view from the grounds adjacent to the Building in a manner and with materials acceptable to Landlord in its sole discretion.  Tenant shall not disturb the roof membrane or make any other penetration on the roof or the exterior facade of the Building except as otherwise approved in writing by Landlord in its sole discretion.  Tenant shall be permitted access to the roof only upon prior notice to Landlord, provided that, at Landlord’s option, Tenant is accompanied by Landlord’s agent or representative.  Any change or attachment to the roof system to which Landlord may consent in its sole and absolute discretion shall be performed at Tenant’s cost by a contractor selected and/or approved by Landlord.

(e)           Tenant shall maintain the Communications Equipment in a clean and safe manner throughout the entire Lease Term, and shall comply with all applicable laws, ordinances and regulations, as well as such rules and regulations as Landlord had adopted or shall adopt from time to time.  In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Communications Equipment or any replacements thereof (including, without limitation, any invalidation of the roof warranty due to Tenant’s actions) shall be at Tenant’s sole cost.  Not later than the expiration or termination of this Lease, Tenant agrees that it will remove promptly the Communications Equipment and any wiring or accessories associated with the Communications Equipment and shall repair any damage to the Building or Land caused by the installation or removal of the Communications Equipment and related equipment and restore the Building to its preexisting condition.  In the event Tenant fails to remove the Communications Equipment and associated equipment, Landlord may remove and dispose of the Communications Equipment and associated equipment and charge Tenant the entire cost thereof.

(f)            Landlord may notify Tenant when in Landlord’s reasonable judgment it is necessary to move any Communications Equipment to another part of the roof or to another location on the Land, provided that such relocation will not materially adversely affect Tenant’s ability to use such Communications Equipment, in which event Tenant shall promptly move such Communications Equipment to such location as designated by Landlord or, if applicable, remove such Communications Equipment altogether.  If it becomes unlawful for Tenant’s Communications Equipment to remain on the roof for any reason, then Tenant shall promptly remove same after receipt of notice from Landlord demanding such removal thereof.  Tenant hereby acknowledges and agrees that the requirement that Tenant relocate or remove altogether any Communications Equipment shall not result in any credit or abatement in the rent payable under this Lease.

(g)           Landlord may, at Tenant’s expense, install checkmeters or submeters to the electrical circuits serving the Communications Equipment.  Tenant shall reimburse Landlord, as additional rent, for all amounts incurred in connection with the electricity consumed by the Communications Equipment, including not only the cost of the electricity consumed, but also the cost of the measurement of such consumption.

(h)           Tenant’s Communications Equipment shall not interfere with the operation of the property, the structure of the Building, any of the Building systems, or the equipment (including airwaves reception and other equipment) of any other tenant in the Building.

(i)            Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment.  Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment except for physical damage caused by Landlord’s gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for Communications Equipment placed on the roof of the Building to receive or transmit signals.  The operation of the Communications Equipment shall be at Tenant’s sole and absolute risk.  Tenant shall in no event interfere with the use of any other communications equipment located on the roof of the Building.

(j)            The Communications Equipment may be used by Tenant only in the conduct of Tenant’s business at the Premises.

(k)           In the event that a default occurs under the Lease (as amended hereby) beyond any applicable notice and/or cure period, then, in addition to all other rights and remedies of Landlord, Landlord, in its sole and absolute discretion, may terminate Tenant’s rights pursuant to this Paragraph by written notice to Tenant.  Within five (5) business days after such notice, Tenant shall remove the Communications Equipment and any wiring or accessories associated with the Communications Equipment and shall repair any damage to the Building or Land caused by the installation or removal of the Communications Equipment and related equipment and restore the Building to its preexisting condition.  In the event Tenant fails to remove the Communications Equipment and associated equipment, Landlord may remove and dispose of the Communications Equipment and associated equipment and charge Tenant the entire cost thereof.

(1)                                  Tenant’s rights under this Section may be exercised only by Tenant and may not be exercised by any other person or entity.

2.              Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect.  All Terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof.

3.              Authority. Tenant and each of the persons executing this Amendment on behalf of Tenant covenants and warrants that Tenant has full right and authority to enter into this Amendment, and that the person signing on behalf of Tenant is authorized to do so behalf of Tenant.

4.              Binding Effect. All of the covenants contained in this Amendment, including but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

5.              Effectiveness. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

6.              Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute on and the same Amendment.

7.              Recital. The forgoing recital are intended to be a material part of this Amendment and are incorporated herein by this reference.

8.              Defined Terms. Unless otherwise provided herein, all terms used in this Amendment that are defined in the Lease shall have the meanings provided in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant executed this Amendments as of the date first above written.

LANDLORD:

AG/ARG AVION, L.L.C

WITNESS:	By:	/s/ David Fisher
	Name:	David Fisher
/s/ Nancy Feene	Title:	Senior VP

TENANT:

ATTEST:	GTS1 Corp.
3901 Stonecroft Boulevard Chantilly, VA 20151

	By:	/s/ Scott Decker
	Name:	Scott Decker
	Title:	Sr. Director, Operations